The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237552

SUBJECT TO COMPLETION, DATED APRIL 16, 2020

Preliminary Prospectus Supplement

(To Prospectus dated April 14, 2020)

Common Stock

We are offering                      shares of our common stock. Our common stock is listed on The Nasdaq Global Select Market under the symbol “CUTR.” On April 15, 2020, the last reported sale price of shares of our common stock on The Nasdaq Global Select Market was $13.63 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to Cutera, Inc., before expenses	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriter.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to                      additional shares of our common stock.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-15 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares to purchasers on or about April    , 2020.

Piper Sandler

The date of this prospectus is April    , 2020

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

We have not, and the underwriter has not, authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. For investors outside the United States: we have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Cutera,” the “Company,” “we,” “us” and “our” refer to Cutera, Inc. and its consolidated subsidiaries.

USE OF NON-GAAP FINANCIAL MEASURES

The Securities and Exchange Commission, or SEC, has adopted rules to regulate the use of “non-GAAP financial measures” in filings with the SEC and in other public disclosures. These measures are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America, or GAAP.

In this prospectus supplement, we have used certain non-GAAP financial measures for gross profit, net income (loss) from operations and adjusted EBITDA. Non-GAAP adjustments include stock-based compensation, depreciation, amortization, executive separation costs, certain non-recurring legal expenses, customer relationship management, or CRM, and enterprise resource planning, or ERP, system implementation costs, as well as the net tax impact of excluding these items. We have provided a reconciliation of each non-GAAP financial measure used in this prospectus supplement to the most directly comparable GAAP financial measure. The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, executive separation costs, certain non-recurring legal expenses, and charges related to CRM and ERP software implementation costs.

Our management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other similar companies. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record stock-based compensation expense related to grants of options, employee stock purchase plan, and performance and restricted stock. Depending upon the size, timing and the terms of the grants, this expense may vary significantly but will recur in future periods. We believe that excluding stock-based compensation better allows for comparisons to our peer companies;

Depreciation and amortization. We have excluded depreciation and amortization expense in calculating our non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Executive separation. We have excluded costs associated with the resignation of our former Chief Executive Officer in calculating our non-GAAP operating expenses and net income measures. We excluded these non-recurring separation costs because we believe that these items do not reflect future operating expenses;

Customer Relationship Management. We have excluded CRM system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new CRM solution and the related technology infrastructure costs. We excluded these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance; and

Enterprise Resource Planning. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We excluded these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance.

We believe that excluding all of the items above allows users of our financial statements to better review and assess both current and historical results of operations.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

We are a global provider of laser and energy-based aesthetic systems for practitioners worldwide. We design, develop, manufacture, distribute and market light and energy-based product platforms for use by physicians and other qualified practitioners, enabling them to offer safe and effective aesthetic treatments to their customers. In addition, we distribute third-party manufactured skincare products. We currently offer easy-to-use products based on the following key platforms: enlighten, excel HR, truSculpt, excel V, xeo, JulietTM, and SecretTM RF—each of which enables physicians and other qualified practitioners to perform safe and effective aesthetic procedures, including treatment for body contouring, skin resurfacing and revitalization, tattoo removal, removal of benign pigmented lesions, vascular conditions, hair removal, toenail fungus and women’s health. Our platforms are designed to be easily upgraded to add additional applications and hand pieces, which provide flexibility for our customers as they expand their practices. Our ongoing research and development activities primarily focus on developing new products, as well as improving and enhancing our portfolio of existing products. We also explore ways to expand our product offerings through alternative arrangements with other companies, such as distribution arrangements. We introduced Juliet, a product for women’s health, in December 2017, Secret RF, a fractional RF microneedling device for skin revitalization, in January 2018, enlighten SR in April 2018, truSculpt iD in July 2018, excel V+ in February 2019 and truSculpt flex in June 2019.

A summary of the features of our primary platforms is as follows:

•

truSculpt flex – In June 2019, we introduced the truSculpt flex for the muscle-sculpting market. This product is a bio-electrical direct muscle stimulation device designed to strengthen, firm and tone the abdomen, buttocks, and thighs, and can treat patients at all fitness levels. The truSculpt flex includes a consumable hand piece that needs to be “refilled” after a set number of treatments are performed, resulting in recurring revenue. According to an article by Stephen J. Ronan, M.D. entitled, A Novel Bio-Electric Current Stimulation Device for Improvement of Muscle Tone, published in July 2019, the 28 patients that participated in the study experienced an over average 30% increase in muscle mass when truSculpt flex was used. Treatment time using the truSculpt flex takes forty-five minutes and the truSculpt flex can simultaneously treat eight distinct treatment areas.

•

truSculpt iD – In July 2018, we introduced a hands-free version of our truSculpt platform, the truSculpt iD, for the non-surgical body sculpting market. The product includes consumable cycles that need to be ordered by the practitioner after a set number of treatments are performed, resulting in recurring revenue. This product is a high-powered RF system designed for body contouring, lipolysis and deep tissue heating, and is able to treat all body and skin types. Examples of patients that can be treated with truSculpt iD include those patients with a body mass index of greater than 30, patients with non-pinchable fat, fibrous fat, skin with laxity and tattooed patients. According to a whitepaper by Stephen J. Ronan, M.D. entitled, Evaluation of Safety and Efficacy of 15 Minute Fat Reduction Treatment with Novel 2MHz Monopolar Radiofrequency Device, patients experienced a

24% average circumferential fat reduction when truSculpt iD was used. Treatment time using the truSculpt iD averages 15 minutes and the truSculpt iD has a coverage area of 300 square centimeters.

•	Juliet – In December 2017, we introduced the Juliet laser for women’s intimate health. Juliet is a versatile multi-application platform utilizing an Er:YAG laser with the 2940 nm wavelength.

•

Secret RF – In January 2018, we introduced a new fractional radio frequency, or RF, microneedling device that delivers heat into the deeper layers of the skin using controlled RF energy. The targeted energy revitalizes, rebuilds and firms up tissue, effectively remodeling collagen, improving mild wrinkles and diminishing scars while leaving the outer layer of skin intact, minimizing downtime. Among the advantages of Secret RF are broad coverage with tissue selectivity, which facilitates efficient short treatment times, depth control and smooth insertion during treatment, and which further enables operation of Secret RF by a technician or nurse, and low operational costs. The Secret RF uses radio-frequency, or RF, power of either 25 watts and 75 watts depending on the tip size. The tips come in either non-insulated or semi-insulated forms for the 25 pin tip and a semi-insulated form for the 64 pin tip and the depth of energy delivery using the Secret RF is 0.5 to 3.5 millimeters. The Secret RF has a smooth motor and the average patient treatment time is 20 minutes.

•

enlighten – In December 2014, we introduced the enlighten laser platform with a dual wavelength (1064 nanometer, or “nm” + 532 nm) and in December 2016, we introduced a three wavelength model (1064 nm + 532 nm + 670 nm), enlighten III. The enlighten system is a dual pulse duration (750 picosecond, or “ps,” and 2 nanosecond, or “ns”) laser system and is cleared for multi-colored tattoo removal and for the treatment of benign pigmented lesions and acne scars. In 2018, we introduced an expanded performance enlighten III and in April 2018, we introduced enlighten SR, which is a lighter version of enlighten with reduced optical performance. Clinical studies were conducted to support an FDA clearance in October 2018 for treatment of acne scars on patients with Fitzpatrick skin types II-V when used with the Micro Lens Array hand piece attachment.

•

excel HR – In June 2014, we introduced the excel HR platform, a premium hair removal solution for all skin types, combining our proven long-pulse 1064 nm Nd:YAG laser and a high-power 755 nm Alexandrite laser with sapphire contact cooling.

•

excel V+ – In March 2019, we introduced the excel V+, a new iteration of the excel V vascular platform originally introduced in 2011. The excel V+, is a high-performance, vascular and benign pigmented lesion treatment platform designed specifically for the core-market of dermatologists and plastic surgeons. The excel V+ has 50% more power than its predecessor and provides a greater range of parameters for faster more customizable treatments. The excel V and excel V+ are solid-state laser platforms providing a combination of the 532 nm green laser with 1064 nm Nd:YAG technology, to provide a single, compact and efficient system that treats the entire range of cosmetic vascular and benign pigmented lesion conditions. The benefits of the excelV+ includes the treatment of large spot sizes of up to 16 millimeters, facilitating short treatment times, efficient operations and additional up-time for our customers as a result. The excelV+ enables broad application, cooling efficacy and patient comfort and operates quietly. The cooling mechanism is based on integrated sapphire contact cooling. The excelV+ is also self-calibrating, self-navigating and has integrated scanning and patient treatment time averages 2 minutes.

•	xeo – In 2003, we introduced the xeo platform, which combines intense pulsed light technology with laser applications in a single system. The xeo is a multi-application platform which allows our customers to purchase hand piece applications for the removal of unwanted hair, treatment of vascular lesions, and skin revitalization by treating discoloration, fine lines and laxity.

In addition to the above mentioned eight primary systems, we continue to generate revenue from our legacy products such as GenesisPlus, CoolGlide, and the distribution of skincare products, a product manufactured by a third-party, and sold in the Japanese market produced by our distribution partner, ZO. We also generate revenue from the sale of post-warranty services, as well as the sale of Titan hand piece refills.

We offer our customers the ability to select the systems and applications that best fit their practice and to subsequently upgrade their systems to add new applications. This upgrade path allows our customers to cost-effectively build their aesthetic practices and provides us with a source of incremental revenue.

Recent Developments

COVID-19 Impact

On January 30, 2020, the World Health Organization, or WHO, announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China, or the COVID-19 outbreak, and the risks to the international community as the virus spreads globally beyond its point of origin.

In March 2020, WHO declared the COVID-19 outbreak a pandemic, based on the rapid increase in exposure globally. The COVID-19 outbreak is negatively affecting the United States and global economies. As the COVID-19 outbreak continues to spread, and governmental authorities order quarantines, shelter-in-place requirements, and similar mandates, or Governmental Mandates, or the perception that such Governmental Mandates or other restrictions on the conduct of business operations could occur, related to the COVID-19 outbreak, it has affected and we expect it will continue to affect our operations and those of third parties on which we rely, including causing disruptions in our supply chain and contract manufacturing operations. The extent of the COVID-19 outbreak’s impact on our supply chain and our future revenues is difficult for us to quantify at this time. We currently have inventory on hand to meet our forecasted demand for the next 90 to 120 days, but we must be able to continue to have access to our supply chain to meet demand beyond that period.

Beginning in the second half of our first quarter of 2020, and through the first two weeks of the second quarter of 2020, we have experienced decreasing levels of customer demand for our products. As a result of the COVID-19 outbreak, some of our customers are being required to shelter-in-place and are not working. In cases where our customers are working, they are performing fewer procedures. When they are performing procedures, customers are mostly focused on medically necessary procedures that should not be delayed. Non-urgent, non-essential procedures are getting cancelled or delayed. As a result of fewer aesthetic procedures being performed and anxiety about the economic future, our customers may cancel orders for laser systems or will use less consumables. Some of our customers will feel less confident about making investments in their practices and focus on retaining their cash. As a result of cash conservation efforts by our customers, we may also encounter problems collecting on our receivables. A reduction in customer orders would reduce the amount of revenue that we expect to obtain. We expect this reduction to continue through the second quarter of 2020, and perhaps for the remainder of 2020, but its extent cannot be quantified at this time. The aforementioned factors and trends may also impact demand for our service contracts. Our customers’ patients are also feeling the economic impact of the current epidemic. Elective aesthetic procedures are less of a priority than other items for those patients that have lost their jobs, are furloughed, have reduced work hours or have to allocate their cash to other priorities. We expect that many of the patients of our customers will return slowly as the economic environment improves and revenue from our customers will begin to improve again as a result of the economic conditions improving and more procedures being performed.

We may also need to limit operations or implement limitations, and may experience limitations in employee resources. Governmental Mandates related to the COVID-19 outbreak or other infectious diseases have impacted and we expect them to continue to impact our personnel and personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which would disrupt our supply chain and/or reduce our margins. For instance, on or about March 16, 2020, the Health Officers of the counties of San Francisco, Santa Clara, San Mateo, Marin, Contra Costa and Alameda, where our headquarters and manufacturing facility is located, issued a mandatory shelter-in-place order that also ordered the shutdown of our facility in Brisbane, California. While we have continued to operate with remote employees and essential employees on site, an extended implementation of this Governmental Mandate could impact our ability to operate effectively and conduct ongoing future manufacturing or research and development. In assessing our own cash conservation options, we have reduced our employees’ work hours, furloughed employees and implemented a reduction-in-force, as described below under “Employment Matters”. We may also solicit voluntary leaves of absence from our employees as we implement cash conservation strategies. Our ongoing operations may be impacted as a result of employees assuming additional roles and responsibilities within our organization and we would have fewer resources available to run our operations, which would reduce our expenses but could also negatively impact our business operations and revenue as a result. We may also encounter voluntary departures of key employees due to any of the foregoing actions that we undertake or have undertaken.

The ultimate impact of the COVID-19 outbreak is highly uncertain and subject to change. This impact could have a material, adverse impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely. The extent to which the COVID-19 outbreak impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the COVID-19 outbreak or treat its impact, among others. We do not yet know the full extent of potential delays or impacts on our business, financial condition and results of operations. Additionally, while the potential economic impact brought by, and the duration of, the COVID-19 outbreak pandemic is difficult to assess or predict, the impact of the COVID-19 outbreak on the global financial markets may reduce our ability to raise additional capital through equity, equity-linked or debt financings, which could negatively impact our short-term and long-term liquidity and our ability to operate on a timely basis, or at all.

In the meantime, we have taken steps to take care of our employees, including providing the ability for employees to work remotely and implementing strategies to support appropriate social distancing techniques for future interactions. We are also assessing our business continuity plans in the context of this pandemic.

On March 27, 2020, Congress enacted the Coronavirus Aid, Relief, and Economic Security (CARES) Act to provide certain relief as a result of the COVID-19 outbreak. The primary provisions of the CARES Act applicable to us include;

•	compensation, benefits, and payroll relief for employers:

•	certain amendments to the limitations on the deductibility of interest contained in Section 163(j) of the Internal Revenue Code of 1986, as amended, for taxable years beginning in 2019 and 2020; and

•	an allowance of net operating loss carrybacks for taxable years beginning in 2018 and before 2021.

We are currently evaluating how to avail ourselves of the benefits of the CARES Act and how it may impact our financial position, results of operations and cash flows.

Employment Matters

In response to the COVID-19 outbreak, we are taking actions to reduce expenses, including discontinuing non-essential services and programs, instituting controls on travel and entertainment, implementing further cost-cutting measures and evaluating whether improved efficiencies can be obtained in our workforce. For example, the directors on our board of directors have agreed to a 25% reduction in their fees, our Chief Executive Officer and our President and Chief Operating Officer have each agreed to a 25% reduction in their salaries and other members of management have also agreed to significant reductions in their salaries, until such time as our business operations and economic conditions improve. We have also instituted salary reductions for the remainder of our employees and furloughs or reductions-in-force that have affected approximately 42% of our workforce. In addition, in order to further conserve cash, management has agreed to have the bonuses owed to them from the 2019 Management Bonus Program paid mostly in equity rather than in cash.

Additional Information

Our product sales in the United States and internationally increased approximately 11% and 19%, respectively, in the fourth quarter of 2019 compared to the same period in 2018. Sales of products in the categories of consumables and skincare, service, and systems and equipment, grew approximately 56%, 12% and 11%, respectively, during the fourth quarter of 2019 compared to the same period in 2018. Overall, we had approximately 14% revenue growth in the fourth quarter of 2019 compared to the same period in 2018. We have a diversified revenue base across different products and categories with approximately 77%, 13% and 10% of our revenue resulting from sales in the categories of capital equipment, service and consumables and skin care, respectively. We have a large and growing installed base of our systems with over 50% of systems sold in the second half of 2019 generating recurring revenue through sales of consumables. Our selling efforts consist of both direct selling efforts in certain countries and sales by our distributors in other countries. Our global install base consists of over 12,000 systems and we are selling direct in 13 countries and utilize distributors to sell our products in 39 countries. Regarding future product development efforts, we are focused on developing new methods for treating acne in addition to other research and development activities.

Recent Operating Results (Preliminary and Unaudited)

A brief summary of certain of our consolidated preliminary estimates of unaudited financial results for the quarter ended March 31, 2020 is set forth below on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America, or GAAP, and based upon information available to us as of the date of this prospectus supplement. This summary is not meant to be a comprehensive statement of our consolidated financial results for these periods. The following financial data for the quarter ended March 31, 2020 is preliminary and based upon our estimates, and actual results may differ from these estimates following the completion of our financial closing procedures and related adjustments. We have provided ranges, rather than specific amounts, for the consolidated preliminary estimates of unaudited financial results for the quarter ended March 31, 2020 below primarily because our financial closing procedures for the quarter ended March 31, 2020 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from the preliminary estimates. This preliminary estimated data should not be considered a substitute for the financial information to be filed with the SEC in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 once it becomes available. See the sections titled “Risk Factors”, “Use of Non-GAAP Financial Measures” and “Forward-Looking Statements” in this prospectus supplement and the information incorporated herein for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our consolidated preliminary estimates of unaudited financial results for the quarter ended March 31, 2020 below and the actual financial and other data we will report for the quarter ended March 31, 2020.

In the three months ended March 31, 2020, our revenue is expected to be between approximately $31.5 million and $32.0 million, as compared to $36.0 million for the three months ended March 31, 2019. In the three months ended March 31, 2020, our gross profit on a non-GAAP basis is expected to be between approximately $14.0 million and $15.0 million, as compared to $17.7 million for the three months ended March 31, 2019, which, when calculated on a GAAP basis, would be equivalent to a range of approximately $13.0 million to $14.0 million. In the three months ended March 31, 2020, our loss from operations on a non-GAAP basis is expected to be between approximately $8.0 million and $9.0 million, as compared to $4.7 million for the three months ended March 31, 2019, which, when calculated on a GAAP basis, would be equivalent to a range of approximately $13.0 million to $14.0 million. Our cash balance as of March 31, 2020 was approximately $19.3 million.

When calculating our gross profit on a non-GAAP basis, for the three months ended March 31, 2020, we excluded approximately $0.3 million in stock-based compensation and $0.1 million in depreciation and amortization. When calculating our loss from operations on a non-GAAP basis, for the three months ended March 31, 2020, we excluded approximately $2.2 million in stock-based compensation, $1.8 million in depreciation and amortization, and $0.6 million in implementation costs for our CRM and ERP systems and certain non-recurring legal expenses.

The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. BDO USA, LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, BDO USA LLP does not express an opinion or any other form of assurance with respect thereto.

Corporate Information

We were incorporated in Delaware in August 1998 as Acme Medical, Inc. We changed our name to Altus Medical, Inc. in July 1999, and to Cutera, Inc. in January 2004. Our principal executive offices are located at 3240 Bayshore Blvd., Brisbane, California 94005. Our telephone number is (415) 657-5500. Our website is located at www.cutera.com. The information contained on our website is not a part of this prospectus supplement.

Our material registered and unregistered trademarks include: Cutera®, AccuTip®, CoolGlide®, CoolGlide excel®, enlighten®, excel HR®, excel V®, excel V+®, LimeLight®, MyQ®, Pearl®, PicoGenesis™, ProWave®, Solera®, Titan®, truSculpt®, truSculpt® flex, Vantage®, and xeo®. All other trademarks, trade names and service marks appearing in this prospectus supplement or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

THE OFFERING

Common stock offered by us	of shares of our common stock.

Common stock to be outstanding immediately after the offering	shares (assuming the underwriter does not exercise its option to purchase additional shares).

Option to purchase additional shares

We have granted the underwriter an option to purchase up to          additional shares of our common stock at the public offering price less underwriting discounts and commissions. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $         million (or approximately $         million if the underwriter exercises in full its option to purchase additional shares), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund growth initiatives, market development activities related thereto and to provide for general corporate purposes, which may include working capital, capital expenditures, clinical trials, other corporate expenses and acquisitions of complementary products, technologies or businesses. However, we do not have agreements or commitments for any specific acquisitions at this time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business, the progress of our development and commercialization efforts and the status and results of our clinical trials, as well as any collaborations that we may enter into with third parties and any unforeseen cash needs. See “Use of Proceeds.”

Risk factors	See “Risk Factors” for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq symbol	“CUTR”

The number of shares of common stock to be outstanding immediately after this offering is based on 14,315,586 shares outstanding as of December 31, 2019 and excludes:

•	222,400 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2019 under our equity incentive plans, with a weighted-average exercise price of $22.16 per share;

•	1,045,562 shares of common stock issuable upon vesting of restricted stock units as of December 31, 2019 under our equity incentive plans;

•	192,215 shares of common stock issuable upon vesting of restricted stock units granted after December 31, 2019 under our equity incentive plans;

•	703,993 shares of common stock available for future issuance under our 2019 Equity Incentive Plan; and

•	544,278 shares of common stock available for future issuance under our 2004 Employee Stock Purchase Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables set forth a summary of our historical consolidated financial data as of and for the periods indicated. We have derived the summary consolidated statements of operations data for the years ended December 31, 2019, 2018 and 2017 and the consolidated balance sheet data as of December 31, 2019 from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for fiscal year ended December 31, 2019. You should read this data together with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The summary consolidated financial data included in this section are not intended to replace, and are qualified in their entirety by, the audited consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Our historical results are not necessarily indicative of our future results, and our interim results are not necessarily indicative of the results to be expected for the full fiscal year.

	2019*	2018*	2017
Consolidated Statements of Operations Data (in thousands, except per share data):
Net revenue	$181,712	$162,720	$151,493
Cost of revenue	83,549	82,338	65,383

Gross profit	98,163	80,382	86,110

Operating expenses:
Sales and marketing	71,109	58,420	52,070
Research and development	15,085	14,359	12,874
General and administrative	24,033	20,995	14,090
Lease termination income	—	—	(4,000)
Total operating expenses	110,227	93,774	75,034

Income (loss) from operations	(12,064)	(13,392)	11,076
Interest and other income, net	(199)	(123)	884

Income (loss) before income taxes	(12,263)	(13,515)	11,960
Income tax (benefit) provision	85	17,255	(18,033)

Net income (loss)	$(12,348)	$(30,770)	$29,993

Net income (loss) per share:
Basic	$(0.88)	$(2.23)	$2.16

Diluted	$(0.88)	$(2.23)	$2.04

Weighted-average number of shares used in per share calculations:
Basic	14,096	13,771	13,873

Diluted	14,096	13,771	14,728

	2019*	2018*	2017
Consolidated Balance Sheet Data (in thousands):
Cash, cash equivalents and marketable investments	$33,921	$35,575	$35,912
Working capital (current assets less current liabilities)	36,424	39,578	45,063
Total assets	113,738	97,637	111,238
Retained earnings (accumulated deficit)	(36,358)	(24,010)	2,947
Total stockholders’ equity	45,942	46,386	64,893

*

Financial results for year ended December 31, 2019 and 2018, as compared to the year ended December 31, 2017, reflect the effects of adopting ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” and the related amendments (ASC 606), which provided a new basis of accounting for our revenue arrangements during fiscal year 2018. The adoption of ASC 606 limits the comparability of revenue and operating expenses, presented in the statement of operations, for the years ended December 31, 2019 and 2018 when compared to the year ended December 31, 2017. The adoption of ASC 606 also limits the comparability of certain balance sheet items, including total assets, for the years ended December 31, 2019 and 2018 when compared to the year ended December 31, 2017. See Note 1, “Revenue Recognition” to the Consolidated Financial Statements set forth in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

*

Financial results for year ended December 31, 2019, as compared to the years ended December 31, 2018 and 2017 also reflect the effects of adopting ASU 2016-02, “Leases,” (also known as ASC Topic 842) which requires, among other items, lease accounting to recognize most leases as assets and liabilities on the balance sheet. The adoption of ASC 842 limits the comparability of certain balance sheet items for the year ended December 31, 2019 when compared to the years ended December 31, 2018 and 2017. For additional information regarding the impact from adoption of this accounting standard, See Note 1, “Leases” to the Consolidated Financial Statements set forth in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Non-GAAP Financial Measures

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands)

(unaudited)

	Twelve Months Ended December 31, 2019						Twelve Months Ended December 31, 2018
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Taxes and Other Adjustments	Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Taxes and Other Adjustments	Non-GAAP
Gross profit	98,163	522	1,572	—	—	100,257	80,382	319	743	—	4,956	86,400
Income (loss) from operations	(12,064)	4,463	9,832	1,414	614	4,259	(13,392)	3,043	7,156	216	4,956	1,979

CUTERA, INC.

RECONCILIATION OF LOSS TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended	Twelve Months Ended		Three Months Ended	Twelve Months Ended
	December 31, 2019			December 31, 2018
Net loss	$(2,088)	$(12,348)		$(26,293)	$(30,770)
Adjustments:
Stock-based compensation	2,828	9,832		1,632	7,156
Depreciation and amortization	1,110	4,463		890	3,043
CRM and ERP implementation costs	83	1,414		216	216
Other adjustments	—	614	(a)	4,956	4,956
Interest and other expense, net	20	199		44	123
Provision (benefit) for income taxes	139	85		20,759	17,255

Total adjustments	$4,180	$16,607		$28,497	$32,749

Adjusted EBITDA	$2,092	$4,259		$2,204	$1,979

(a)	Other adjustment of $614 related to Executive separation costs.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, any amendment or update thereto reflected in our subsequent filings with the Securities and Exchange Commission, or SEC, and all of the other information in this prospectus supplement, including our financial statements and related notes incorporated by reference in this prospectus supplement. If any of these risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Purchasers of our common stock in this offering will experience immediate dilution in the net tangible book value of the common stock purchased in this offering because the price per share of common stock in this offering is substantially higher than the net tangible book value per share of our common stock outstanding immediately after this offering. Our net tangible book value as of December 31, 2019 was approximately $45.9 million, or $3.20 per share of our common stock. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $         per share with respect to the net tangible book value of the common stock. See “Dilution” in this prospectus supplement for a detailed discussion of the dilution you will incur if you purchase shares in this offering.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If we raise additional capital through the sale of shares of our common stock, convertible securities or debt in the future, your ownership in us could be diluted and restrictions could be imposed on our business.

In addition to this offering, we may issue shares of our common stock or securities convertible into our common stock to raise additional capital in the future. To the extent we issue such securities, our stockholders may experience substantial dilution and the trading price of our common stock could decline. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, such debt or preferred securities could have rights senior to your rights as a common shareholder, which could impair the value of our common stock. We are planning to apply for a Paycheck Protection Program, or PPP, loan under the recently passed CARES Act, in an amount equal to approximately $8 million. Our goal would be to apply the proceeds of the loan to the list of enumerated items that allow for a significant portion of the loan to be forgiven but we can provide no assurance that we will be successful in our efforts to do so and may need to pay the principal and interest of the PPP loan back as a result. We are also in the preliminary stages of negotiating an asset based credit facility with a lender in the amount of up to $50 million. There is no guarantee that we will be able enter into such facility on terms acceptable to us. We expect our ability to borrow under such facility will be also subject to a number of customary conditions. The terms of any such financing may also include restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct business.

We have not paid dividends in the past and do not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of our stock.

We have never paid dividends and do not anticipate paying dividends in the foreseeable future. The payment of dividends will depend on our earnings, capital requirements, financial condition, prospects and other factors our board of directors may deem relevant. In addition, our loan agreement with Wells Fargo Bank, N.A. limits our ability to, among other things, pay dividends or make other distributions or payments on account of our common stock, subject to certain exceptions. If we do not pay dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates and you sell our common stock thereafter.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its trading price. As of December 31, 2019, we had outstanding 14,315,586 shares of our common stock, options to purchase 222,400 shares of our common stock (of which 222,400 were exercisable as of that date) and outstanding unvested restricted stock units representing 1,045,562 shares of our common stock. In addition, 703,993 additional shares of common stock are available for future issuance under our 2019 Equity Incentive Plan and 2004 Employee Stock Purchase Plan, as of December 31, 2019. In the upcoming annual meeting of our stockholders, which we expect to occur in June 2020, we anticipate requesting an increase of approximately 650,000 shares of common stock under our 2019 Equity Incentive Plan. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

We, along with our directors and executive officers, have agreed that for a period of 90 days after the date of this prospectus supplement, subject to specified exceptions, we or they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock.

If securities or industry analysts do not publish research or reports about our business, or if they issue adverse or misleading opinions regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our target studies and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Risks Related to Our Business

The Company’s annual and quarterly operating results may fluctuate in the future, which may cause the Company’s share price to decline.

The Company’s net sales, expenses and operating results may vary significantly from year to year and quarter to quarter for several reasons, including, without limitation:

•	the ability of the Company’s sales force to effectively market and promote the Company’s products, and the extent to which those products gain market acceptance;

•

the inability to meet the Company’s debt repayment obligations under the Loan and Security Agreement with Wells Fargo Bank, N.A. as amended, or our Revised Revolving Line of Credit, due to insufficient cash;

•	the possibility that cybersecurity breaches, data breaches, and other disruptions could compromise the Company’s information or result in the unauthorized disclosure of confidential information;

•	the existence and timing of any product approvals or changes;

•	the rate and size of expenditures incurred on the Company’s clinical, manufacturing, sales, marketing and product development efforts;

•	the Company’s ability to attract and retain personnel;

•	the availability of key components, materials and contract services, which depends on the Company’s ability to forecast sales, among other things;

•	investigations of the Company’s business and business-related activities by regulatory or other governmental authorities;

•	variations in timing and quantity of product orders;

•	temporary manufacturing interruptions or disruptions;

•	the timing and success of new product and new market introductions, as well as delays in obtaining domestic or foreign regulatory approvals for such introductions;

•	increased competition, patent expirations or new technologies or treatments;

•	impact of the FDA communication letter regarding “vaginal rejuvenation” procedures using energy-based devices on sales of the Company’s products;

•	product recalls or safety alerts;

•	litigation, including product liability, patent, employment, securities class action, stockholder derivative, general commercial and other lawsuits;

•	volatility in the global market and worldwide economic conditions;

•	changes in tax laws, including changes domestically and internationally, or exposure to additional income tax liabilities;

•	the impact of the new EU privacy regulations (GDPR) on the Company’s resources;

•	the financial health of the Company’s customers and their ability to purchase the Company’s products in the current economic environment;

•	other unusual or non-operating expenses, such as expenses related to mergers or acquisitions, may cause operating results to vary; and

•	the COVID-19 outbreak has spread from China to many other parts of the world and may adversely affect our business, operations and financial condition.

As a result of any of these factors, the Company’s consolidated results of operations may fluctuate significantly, which may in turn cause its share price to fluctuate.

If defects are discovered in the Company’s products, the Company may incur additional unforeseen costs, customers may not purchase the Company’s product and the Company’s reputation may suffer.

The Company’s success depends on the quality and reliability of its products. While the Company’s subject components are sources and products manufactured to stringent quality specifications and processes, the Company’s products incorporate different components including optical components, and other medical device software, any of which may contain errors or exhibit failures, especially when products are first introduced. In addition, new products or enhancements may contain undetected errors or performance problems that, despite testing, are discovered only after commercial shipment. Because the Company’s products are designed to be used to perform complex surgical procedures, due to the serious and costly consequences of product failure, the Company and its customers have an increased sensitivity to such defects. In the past, the Company has voluntarily recalled certain products. Although the Company’s products are subject to stringent quality processes and controls, the Company cannot provide assurance that its products will not experience component aging, errors, or performance problems. If the Company experiences product flaws or performance problems, any or all of the following could occur:

•	delays in product shipments;

•	loss of revenue;

•	delay in market acceptance;

•	diversion of the Company’s resources;

•	damage to the Company’s reputation;

•	product recalls;

•	regulatory actions;

•	increased service or warranty costs; or

•	product liability claims with damages in excess of our insurance coverage.

Costs associated with product flaws or performance problems could have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows.

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, or coronavirus, may materially and adversely affect our business and our financial results.

The recent outbreak of COVID-19 originated in Wuhan, China, in December 2019 and has since spread globally, including to the United States and several European, Asian and South American countries where we currently sell our products. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. Such events have resulted and we expect, will continue to result, in a period of business disruption. As a result of the COVID-19 outbreak, some of our customers are being required to shelter-in-place and are not working. In cases where our customers are working, they are performing fewer procedures. When they are performing procedures, customers are mostly focused on medically necessary procedures that should not be delayed. Non-urgent, non-essential procedures are getting cancelled or delayed. As a result of fewer aesthetic procedures being performed and anxiety about the economic future, our customers may cancel orders for laser systems or will use less consumables. Some of our customers will feel less confident about making investments in their practices and focus on retaining their cash. As a result of cash conservation efforts by our customers, we may also encounter problems collecting on our receivables, which will impact our cash position and could result in negative cash flows.

A reduction in customer orders would reduce the amount of revenue that we expect to obtain. We expect this reduction to continue through the second quarter of 2020, and perhaps for the remainder of 2020, but its extent cannot be quantified at this time.

The aforementioned factors and trends may also impact demand for our service contracts. Our customers’ patients are also feeling the economic impact of the current epidemic. Elective aesthetic procedures are less of a priority than other items for those patients that have lost their jobs, are furloughed, have reduced work hours or have to allocate their cash to other priorities. As result, the patients of our customer may delay or cancel entirely their aesthetic procedures. Additionally, the continued spread of COVID-19 could adversely impact our clinical trial operations, including our ability to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 if an outbreak occurs in their geography. The spread of COVID-19, or another infectious disease, could also result in delays or disruptions in our supply chain or adversely affect our manufacturing facilities and personnel. We currently have inventory on hand to meet our forecasted demand for the next 90 to 120 days, but we must be able to continue to have access to our supply chain to meet demand beyond that period. The COVID-19 outbreak continues to be fluid and uncertain, making it difficult to forecast the final impact it could have on our future operations. We cannot presently predict the scope and severity of any potential business shutdowns or disruptions, but if we or any of the third parties with whom we engage were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted, which could have a material adverse effect on our business and our revenues, operating results, cash flows and financial condition.

In response to the COVID-19 outbreak, the Company has recently taken action to reduce the expense associated with its workforce which could negatively affect the Company’s operations and the morale of its employees.

In response to the COVID-2019 outbreak, the Company’s Chief Executive Officer and President and Chief Operating Officer have each agreed to a 25% reduction in their salaries and other members of management have also agreed to significant reductions in their salaries, until such time as the Company’s business operations and economic conditions improve. The Company has also instituted salary reductions for the remainder of its employees and furloughs or reductions-in-force that have affected approximately 42% of the Company’s workforce. The actions the Company has taken may negatively impact the morale of its workforce, leading to a decrease in the quality of work or the voluntary departure of additional employees. Workers placed on furlough may find other jobs and decide not to work at the Company in future. Although the Company expects the roles of its furloughed and former employees will be performed by others for the time being, their skills sets may not allow them to perform the work as proficiently or efficiently as others. As a result of the actions the Company has taken to preserve cash, its workforce may become strained, morale may decline and the quality of work may suffer, all of which could negatively affect the Company’s business operations and adversely impact its revenue as a result.

The success and continuing development of the Company’s products depends, in part, upon maintaining strong relationships with physicians and other healthcare professionals.

If the Company fails to maintain the Company’s working relationships with physicians and other ancillary healthcare and aesthetic professionals, the Company’s products may not be developed and marketed in line with the needs and expectations of the professionals who use and support the Company’s products. Physicians assist us as researchers, marketing consultants, product consultants, and public speakers, and the Company relies on these professionals to provide us with considerable knowledge and experience. If the Company is unable to maintain these strong relationships, the development and marketing of the Company’s products could suffer, which could have a material adverse effect on the Company’s consolidated financial condition and results of operations.

The Company relies heavily on its sales professionals to market and sell its products worldwide. If the Company is unable to hire, effectively train, manage, improve the productivity of, and retain the Company’s sales professionals, the Company’s business will be harmed, which would impair its future revenue and profitability.

The Company’s success largely depends on the Company’s ability to hire, train, manage, train, and improve the productivity levels of the Company’s sales professionals worldwide. Because of the Company’s focus on non-core practitioners in the past, several of its sales professionals do not have established relationships with the core market, consisting of dermatologists and plastic surgeons, or where those relationships exist, they are not appropriately strong.

Competition for sales professionals who are familiar with, and trained to sell in, the aesthetic equipment market continues to be robust. As a result, the Company occasionally loses the Company’s sales people to competitors. The Company’s industry is characterized by a few established companies that compete vigorously for talented sales professionals. Some of its sales professionals leave the Company for jobs that they perceive to be better opportunities, both within and outside of the aesthetic industry. For instance, in the first quarter of 2020, the Company experienced significant turnover of the Company’s sales professionals, including several people in key sales leadership positions. Most of these sales professionals went to work for a competitor. The Company believes the loss of these sales professionals may negatively impacted the Company’s sales performance in the first half of 2020. The Company believes it has adequate measures in place to protect the Company’s proprietary and confidential information when employees leave the Company, however the ability to enforce these measures varies from jurisdiction to jurisdiction and we must make a case-by-case decision regarding legal enforcement action. For instance, covenants not-to-compete are not allowed in many states, and if allowed, difficult to enforce in many jurisdictions. Furthermore, such legal enforcement actions are expensive and we cannot give any assurance that these enforcement actions will be successful.

However, the Company also continues to hire and train new sales people, including several from the Company’s competitors. Several of the Company’s sales employees and sales management are recently hired or transferred into different roles, and it will take time for them to be fully trained to improve their productivity. In addition, due to the competition for sales professionals in the Company’s industry, the Company also recruits sales professionals from outside the industry. Sales professionals from outside the industry typically take longer to train and become familiar with the Company’s products and the procedures in which they are used. As a result of a lack of industry knowledge, these sales professionals may take longer to become productive members of the Company’s sales force.

The Company trains its existing and recently recruited sales professionals to better understand the Company’s existing and new product technologies and how they can be positioned against the Company’s competitors’ products. These initiatives are intended to improve the productivity of the Company’s sales professionals and the Company’s revenue and profitability. It takes time for the sales professionals to become productive following their training and there can be no assurance that the newly recruited sales professionals will be adequately trained in a timely manner, or that the Company direct sales productivity will improve, or that the Company will not experience significant levels of attrition in the future.

Measures the Company implements in an effort to recruit, retain, train and manage the Company’s sales professionals, strengthen their relationships with core market physicians, and improve their productivity may not be successful and may instead contribute to instability in its operations, additional departures from the Company’s sales organization, or further reduce the Company’s revenue and harm the Company’s business. If the Company is not able to improve the productivity and retention of the Company’s North American and international sales professionals, then the Company’s total revenue, profitability and stock price may be adversely impacted.

The aesthetic equipment market is characterized by rapid innovation. To compete effectively, the Company must develop and/or acquire new products, seek regulatory clearance, market them successfully, and identify new markets for the Company’s technology.

The aesthetic light and energy-based treatment system industry is subject to continuous technological development and product innovation. If the Company does not continue to innovate and develop new products and applications, the Company’s competitive position will likely deteriorate as other companies successfully design and commercialize new products and applications or enhancements to the Company’s current products. The Company created products to apply the Company’s technology to body contouring, hair removal, treatment of veins, tattoo removal, and skin revitalization, including the treatment of diffuse redness, skin laxity, fine lines, wrinkles, skin texture, pore size and benign pigmented lesions, etc. For example, the Company introduced Juliet, a product for women’s health, in December 2017, Secret RF, a fractional RF microneedling device for skin revitalization, in January 2018, enlighten SR in April 2018, truSculpt iD in July 2018, excel V+ in February 2019 and truSculpt flex in June 2019. To grow in the future, the Company must continue to develop and/or acquire new and innovative aesthetic products and applications, identify new markets, and successfully launch the newly acquired or developed product offerings.

To successfully expand the Company’s product offerings, the Company must, among other things:

•	develop or otherwise acquire new products that either add to or significantly improve the Company’s current product offerings;

•	obtain regulatory clearance for these new products;

•	convince the Company’s existing and prospective customers that the Company’s product offerings are an attractive revenue-generating addition to their practice;

•	sell the Company’s product offerings to a broad customer base;

•	identify new markets and alternative applications for the Company’s technology;

•	protect the Company’s existing and future products with defensible intellectual property; and

•	satisfy and maintain all regulatory requirements for commercialization.

Historically, product introductions have been a significant component of the Company’s financial performance. To be successful in the aesthetics industry, the Company believes it needs to continue to innovate. The Company’s business strategy is based, in part, on its expectation that the Company will continue to increase or enhance its product offerings. The Company needs to continue to devote substantial research and development resources to make new product introductions, which can be costly and time consuming to its organization.

The Company also believes that, to increase revenue from sales of new products, the Company needs to continue to develop its clinical support, further expand and nurture relationships with industry thought leaders, and increase market awareness of the benefits of its new products. However, even with a significant investment in research and development, the Company may be unable to continue to develop, acquire or effectively launch and market new products and technologies regularly, or at all. If the Company fails to successfully commercialize new products or enhancements, its business may be harmed.

While the Company attempts to protect its products through patents and other intellectual property, there are few barriers to entry that would prevent new entrants or existing competitors from developing products that compete directly with the Company’s. The Company expects that any competitive advantage the Company may enjoy from current and future innovations may diminish over time as companies successfully respond to the Company’s, or create their own, innovations. Consequently, the Company believes that it will have to continuously innovate and improve the Company’s products and technology to compete successfully. If the Company is unable to innovate successfully, its products could become obsolete and its revenue could decline as its customers and prospects purchase its competitors’ products.

Demand for the Company’s products in any of the Company’s markets could be weakened by several factors, including:

•	inability to develop and market the Company’s products to the core market specialties of dermatologists and plastic surgeons;

•	poor financial performance of market segments that attempt to introduce aesthetic procedures to their businesses;

•	the inability to differentiate the Company’s products from those of the Company’s competitors;

•	competitive threat from new innovations, product introductions capturing mind and wallet share;

•	reduced patient demand for elective aesthetic procedures;

•	failure to build and maintain relationships with opinion leaders within the various market segments; and

•	the lack of credit financing, or an increase in the cost of borrowing, for some of the Company’s potential customers.

If the Company does not achieve anticipated demand for the Company’s products, there could be a material adverse effect on its total revenue, profitability, employee retention and stock price.

Changes in the composition of our executive management team, including the recent hiring of our Chief Executive Officer, or our CEO, the recent resignation of our Chief Financial Officer, or our CFO, the subsequent appointment of an interim CFO and the ongoing search for a permanent CFO, may cause uncertainty regarding the future of the Company’s business, impact employee hiring and retention, increase the volatility in the Company’s stock price, and adversely impact the Company’s revenue, operating results, and financial condition.

The Company recently hired a new Chief Executive Officer, David H. Mowry, who was also elected to serve on the Company’s Board of Directors. His prior experience is primarily with medical device companies, outside of the aesthetics industry. In addition, recently hired executives may view the business differently than prior members of management, and over time may make changes to the existing personnel and their responsibilities, the Company’s strategic focus, operations or business plans. The Company can give no assurances that it will be able to properly manage any such shift in focus, or that any changes to its business, would ultimately prove successful. In addition, leadership transitions and management changes can be inherently difficult to manage and may cause uncertainty or a disruption to the Company’s business or may increase the likelihood of turnover in key officers and employees. The Company’s success depends in part on having a successful leadership team. If the Company cannot effectively manage the leadership transitions and management changes, it could make it more difficult to successfully operate its business and pursue its business goals.

On November 1, 2019, Sandra A. Gardiner, the Company’s Executive Vice President and CFO, resigned. On November 15, 2019, the Company appointed Fuad Ahmad, a partner at FLG Partners, LLC, a chief financial officer services and board advisory consulting firm, as Interim CFO. The Board is conducting a search for a permanent Chief Financial Officer. The Board’s search for a permanent CFO, and any related speculation and uncertainty regarding the Company’s future business strategy and direction in connection with the search and the appointment of a permanent CFO, may cause or result in:

•	disruption of the Company’s business or distraction of the Company’s employees and management;

•	difficulty recruiting, hiring, motivating and retaining talented and skilled personnel, including a permanent CFO;

•	departures of other members of management;

•	increased stock price volatility; and

•	difficulty in establishing, maintaining or negotiating business or strategic relationships or transactions.

If the Company is unable to mitigate these or other potential risks related to the appointment and transition of a permanent CFO, it may disrupt the Company’s business or adversely impact its revenue, operating results, and financial condition. Further, there can be no assurance that the Company will be able to attract and hire a qualified permanent CFO on acceptable terms.

Exposure to United Kingdom political developments, including the effect of its withdrawal from the European Union, could be costly and difficult to comply with and could seriously harm the Company’s business.

In June 2016, a referendum was passed in the United Kingdom to leave the European Union, commonly referred to as “Brexit.” This decision created an uncertain political and economic environment in the United Kingdom and other European Union countries. The United Kingdom formally left the European Union on January 31, 2020, and is now in a transition period through December 31, 2020. Although the United Kingdom will remain in the European Union single market and customs union during the transition period, the long-term nature of the United Kingdom’s relationship with the European Union is unclear and there is considerable uncertainty as to when any agreement will be reached and implemented. The political and economic instability created by Brexit has caused and may continue to cause significant volatility in global financial markets and uncertainty regarding the regulation of data protection in the United Kingdom. In particular, although the United Kingdom enacted a Data Protection Act in May 2018 that is consistent with the EU General Data Protection Regulation, uncertainty remains regarding how data transfers to and from the United Kingdom will be regulated. Brexit could also have the effect of disrupting the free movement of goods, services, capital, and people between the United Kingdom, the European Union, and elsewhere. The full effect of Brexit is uncertain and depends on any agreements the United Kingdom may make with the European Union and others. Consequently, no assurance can be given about the impact of the outcome and the Company’s business, including operational and tax policies, may be seriously harmed or require reassessment

The Company depends on skilled and experienced personnel to operate its global business effectively. Changes to management or the inability to recruit, hire, train and retain qualified personnel, could harm the Company’s ability to successfully manage, develop and expand its business, which would impair the Company’s future revenue and profitability.

The Company’s success largely depends on the skills, experience and efforts of the Company’s officers and other key employees. The loss of any of the Company’s executive officers could weaken its management expertise and harm the Company’s business, and it may not be able to find adequate replacements on a timely basis, or at all. Except for Change of Control and Severance Agreements for the Company’s executive officers and a few key employees, the Company does not have employment contracts with any of its officers or other key employees. Any of the Company’s officers and other key employees may terminate their employment at any time and their knowledge of the Company’s business and industry may be difficult to replace. For instance, Larry Laber, recently resigned his position as

Executive Vice President, Sales, North America, effective on January 17, 2020, and Cutera reassigned his duties to Mr. Jason Richey, President of the Company and to additional members of the North America sales team. The Company does not have a succession plan in place for each of its officers and key employees. In addition, the Company does not maintain “key person” life insurance policies covering any of the Company’s employees.

In addition to dependence on the Company’s officers and key employees, the Company is highly dependent on other sales and scientific personnel. For example, in the first quarter of 2020 the Company experienced significant turnover of its sales professionals, including several people in key sales leadership positions. Most of these sales professionals went to work for a competitor. The Company believes the loss of these sales professionals may negatively impact the Company’s sales performance in the first quarter of 2020. Additionally, the Company’s product development plans depend, in part, on the Company’s ability to attract and retain engineers with experience in medical devices. Attracting and retaining qualified personnel will be critical to the Company’s success, and competition for qualified personnel is intense. The Company may not be able to attract and retain personnel on acceptable terms given the competition for such personnel among technology and healthcare companies and universities. The loss of any of these persons or the Company’s inability to attract, train and retain qualified personnel could harm the Company’s business and the Company’s ability to compete and become profitable.

Security breaches, cyber-security incidents and other disruptions could compromise the Company’s information and impact the Company’s business, financial condition or results of operations.

The Company relies on networks, information management software and other technology, or information systems, including the Internet and third-party hosted services, to support a variety of business processes and activities, including procurement and supply chain, manufacturing, distribution, invoicing, order processing and collection of payments. The Company uses information systems to process financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal and tax requirements. In addition, the Company depends on information systems for digital marketing activities and electronic communications among the Company’s locations around the world and between company personnel as well as customers and suppliers. Because information systems are critical to many of the Company’s operating activities, the Company’s business processes may be impacted by system shutdowns or service disruptions. These disruptions may be caused by failures during routine operations such as system upgrades or user errors, as well as network or hardware failures, malicious or disruptive software, computer hackers, geopolitical events, natural disasters, failures or impairments of telecommunications networks, or other catastrophic events. These events could result in unauthorized disclosure of material confidential information. If the Company’s information systems suffer severe damage, disruption or shutdown and the Company business continuity plans do not effectively resolve the issues in a timely manner, we could experience delays in reporting the Company’s financial results and we may lose revenue and profits as a result of the Company’s inability to timely manufacture, distribute, invoice and collect payments. Misuse, leakage or falsification of information could result in a violation of data privacy laws and regulations and damage the Company’s reputation and credibility, and could expose us to liability. The Company may also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and information systems. Like most major corporations, the Company’s information systems are a target of attacks.

A cyber security attack or other incident that bypasses the Company’s information systems security could cause a security breach which may lead to a material disruption to the Company’s information systems infrastructure or business and may involve a significant loss of business or patient health information. If a cyber security attack or other unauthorized attempt to access the Company’s systems or facilities were successful, it could result in the theft, destructions, loss, misappropriation or release of confidential information or intellectual property, and could cause operational or business delays that may materially impact the Company’s ability to provide various healthcare services. Any successful cyber security attack or other unauthorized attempt to access the Company’s systems or facilities also could result in negative publicity which could damage the Company’s reputation or brand with the Company’s patients, referral sources, payors or other third parties and could subject us to a number of adverse consequences, the vast majority of which are not insurable, including but not limited to disruptions in the Company’s operations, regulatory and other civil and criminal penalties, fines, investigations and enforcement actions (including, but not limited to, those arising from the SEC, Federal Trade Commission, Office of Civil Rights, the OIG or state attorneys general), fines, private litigation with those affected by the data breach, loss of customers, disputes with payors and increased operating expense, which either individually or in the aggregate could have a material adverse effect on the Company’s business, financial position, results of operations and liquidity.

As of December 2019, the Company has not had any disruptions to its information systems that have materially affected its business, financial condition or results of operations. However, there can be no assurance that such disruptions may occur and have a material adverse effect on us in the future.

Changes in accounting standards and estimates could have a material adverse effect on the Company’s results of operations and financial position.

Generally accepted accounting principles and the related authoritative guidance for many aspects of the Company’s business, including revenue recognition, inventories, warranties, leases, income taxes and stock-based compensation, are complex and involve subjective judgments. Changes in these rules or changes in the underlying estimates, assumptions or judgments by the Company’s management could have a material adverse effect on the Company’s results of operations and may retroactively affect previously reported results. For example, recently issued authoritative guidance for credit losses may result in a significant impact to allowance for doubtful accounts.

The Company’s ability to access credit on favorable terms, if necessary, for the funding of the Company’s operations and capital projects may be limited due to changes in credit markets.

During 2018 and 2019, the Company recently revised its revolving credit facility, or its Original Revolving Line of Credit, with Wells Fargo Bank, N.A., or Wells Fargo. The Original Revolving Line of Credit contained financial and other covenants as well as the maintenance of a leverage ratio not to exceed 2.5 to 1.0 and a trailing twelve months, or TTM, adjusted EBITDA of not less than $10 million.

During the third quarter of 2018, the Company received notice that it was in violation of certain financial covenants in the Original Revolving Line of Credit and entered into discussions with Wells Fargo to amend and revise certain terms of the Original Revolving Line of Credit.

On or about November 2, 2018, the Company entered into a First Amendment and Waiver to the Loan and Security Agreement with Wells Fargo, or our First Amended Revolving Line of Credit. The First Amended Revolving Line of Credit provided for a principal amount of $15 million, with the ability to request an additional $10 million, and a waiver of any existing defaults under the Original Revolving Line of Credit as long as the Company is in compliance with the terms of the First Amended Revolving Line of Credit.

On or about March 11, 2019, the Company entered into a Second Amendment and Waiver to the Loan and Security Agreement with Wells Fargo, or our Second Amended Revolving Line of Credit. The Second Amended Revolving Line of Credit required the Company to maintain a minimum cash balance of $15 million at Wells Fargo, but removed all other covenants so long as no money is drawn on the line of credit. The Company may draw down on the line of credit at the time it reaches and maintains TTM adjusted EBITDA of not less than $10 million, and a leverage ratio not to exceed 2.5 to 1.0.

A violation of any of the covenants could result in a default under the Second Amended Revolving Line of Credit that would permit Wells Fargo to restrict the Company’s ability to further access the revolving line of credit for loans and letters of credit and require the immediate repayment of any outstanding loans under the Third Amended Revolving Line of Credit.

Additionally, although the Company does not currently carry any debt, in the past, the credit markets and the financial services industry have experienced disruption characterized by the bankruptcy, failure, collapse or sale of various financial institutions, increased volatility in securities prices, diminished liquidity and credit availability and intervention from the U.S. and other governments. Continued concerns about the systemic impact of potential long- term or widespread downturn, the COVID-19 outbreak, energy costs, geopolitical issues, the availability and cost of credit, the global commercial and residential real estate markets and related mortgage markets and reduced consumer confidence have contributed to increased market volatility. The cost and availability of credit has been and may continue to be adversely affected by these conditions. The Company cannot be certain that funding for the Company’s capital needs will be available from the Company’s existing financial institutions and the credit markets if needed, and if available, to the extent required and on acceptable terms. The Revolving Credit Facility terminates on May 30, 2021 and if the Company cannot renew or refinance this facility or obtain funding when needed, in each case on acceptable terms, such conditions may have an adverse effect on the Company’s revenues and results of operations.

The Company’s ability to report timely and accurate information could be negatively impacted by its plan to implement a new accounting and enterprise resource planning system, or our ERP system.

The Company is in the process of implementing a new accounting and ERP system. The Company has not previously had a comprehensive ERP system and to date has relied on a myriad of non-integrated systems, as well as manual processes. A system implementation of this magnitude entails a significant degree of inherent risk. The key elements of this implementation include the conversion of data from existing systems to the new system and the design of the new system to process and report financial and other transactions in an accurate and complete manner. If these, or other aspects of the implementation are not executed successfully, then its ability to report timely and accurate information could be negatively impacted. Failure to report required information in a timely and accurate fashion could result in financial penalties, fines and other administrative actions. Such events could have a material adverse effect on the Company’s total enterprise value and stock price. Additionally, the process of implementing a new ERP system is capital intensive and includes the inherent risk of incurring significant additional costs should the time and resources requirements of the implementation be greater than what the Company currently anticipates.

Macroeconomic political and market conditions, disease outbreaks and catastrophic events may adversely affect the Company’s business, results of operations, financial condition and stock price.

The Company’s business is influenced by a range of factors that are beyond the Company’s control, including:

•	pandemics, like the COVID-19 outbreak;

•	general macro-economic and business conditions in the Company’s key markets of North America, Japan, Asia (excluding Japan), the Middle East, Europe and Australia;

•	the lack of credit financing, or an increase in the cost of borrowing, for some of the Company’s potential customers due to increasing interest rates and lending requirements;

•	the overall demand for the Company’s products by the core market specialties of dermatologists and plastic surgeons;

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the timing and success of new product introductions by us or the Company’s competitors or any other change in the competitive landscape of the market for non- surgical aesthetic procedures, including consolidation among the Company’s competitors;

•	the level of awareness of aesthetic procedures and the market adoption of the Company’s products;

•	changes in the Company’s pricing policies or those of the Company’s competitors;

•	governmental budgetary constraints or shifts in government spending priorities;

•	general political developments, both domestic and in the Company’s foreign markets, including economic and political uncertainty caused by elections;

•	natural disasters;

•	tax law changes;

•	currency exchange rate fluctuations; and

•	any trade restrictions or higher import taxes that may be imposed by foreign countries against products sold internationally by U.S. companies.

Macroeconomic developments, like global recessions and financial crises could negatively affect the Company’s business, operating results or financial condition which, in turn, could adversely affect the Company’s stock price. A general weakening of, and related declining corporate confidence in, the global economy or the curtailment in government or corporate spending could cause current or potential customers to reduce their budgets or be unable to fund product or upgrade application purchases, which could cause customers to delay, decrease or cancel purchases of the Company’s products and services or cause customers not to pay us or to delay paying us for previously purchased products and services.

In addition, political unrest in regions like the Middle East, terrorist attacks around the globe and the potential for other hostilities in various parts of the world, potential public health crises and natural disasters continue to contribute to a climate of economic and political uncertainty that could adversely affect the Company’s results of operations and financial condition, including the Company’s revenue growth and profitability.

Macroeconomic declines, negative political developments, adverse market conditions and catastrophic events may cause a decline in the Company’s revenue, negatively affect the Company’s operating results, adversely affect the Company’s cash flow and could result in a decline in the Company’s stock price.

The price of the Company’s common stock may fluctuate substantially due to several factors, some of which are discussed below. Further, the Company has a relatively limited number of shares of common stock outstanding, a large portion of which is held by a small number of investors, which could result in the increase in volatility of its stock price.

There has been volatility in the price of the Company’s common stock since December 1, 2019, decreasing from $37 per share to $13.63 per share as of April 15, 2020. The Company believes this is due in part to significant turnover of the Company’s North America sales team and other factors. As a result of the Company’s relatively limited public float, its common stock may be less liquid than the stock of companies with broader public ownership. Among other things, trading of a relatively small volume of the Company’s common stock may have a greater impact on the trading price for the Company’s shares than would be the case if the Company’s public float were larger. The public market price of the Company’s common stock has in the past fluctuated substantially and, due to the current concentration of stockholders, may continue to do so in the future.

The market price for the Company’s common stock could also be affected by a number of other factors, including:

•	the general market conditions unrelated to the Company’s operating performance, including market volatility as a result of the COVID-19 outbreak;

•	sales of large blocks of the Company’s common stock, including sales by the Company’s executive officers, directors and large institutional investors;

•	quarterly variations in the Company’s, or the Company’s competitors’, results of operations;

•	actual or anticipated changes or fluctuations in the Company’s results of operations;

•	actual or anticipated changes in analysts’ estimates, investors’ perceptions, recommendations by securities analysts or the Company’s failure to achieve analysts’ estimates;

•	the announcement of new products, service enhancements, distributor relationships or acquisitions by us or the Company’s competitors;

•	the announcement of the departure of a key employee or executive officer by us or the Company’s competitors;

•	regulatory developments or delays concerning the Company’s, or the Company’s competitors’ products; and

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the initiation of any litigation by us or against us, including the lawsuit initiated by us on January 31, 2020 in Federal District Court in California against Lutronic Aesthetics, Inc. as previously disclosed on February 3, 2020, or against us.

Actual or perceived instability and/or volatility in the Company’s stock price could reduce demand from potential buyers of the Company’s stock, thereby causing the Company’s stock price to either remain depressed or to decline further. In addition, if the market for medical device company stocks or the stock market in general experiences a loss of investor confidence, the trading price of the Company’s common stock could decline for reasons unrelated to the Company’s business, results of operations or financial condition. The trading price of the Company’s common stock might also decline in reaction to events that affect other companies in the Company’s industry even if these events do not directly affect us. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Any future securities litigation could result in substantial costs and divert the Company’s management’s attention and resources from the Company’s business. This could have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company may fail to meet its publicly announced guidance or other expectations about its business and future operating results, which could cause its stock price to decline.

The Company started providing, and may continue to provide, financial guidance about its business and future operating results. In developing this guidance, the Company’s management must make certain assumptions and judgments about its future operating performance, including but not limited to projected hiring of sales professionals, growth of revenue in the aesthetic device market, increase or decrease of its market share, costs of production of its recently introduced products, and stability of the macro-economic environment in the Company’s key markets. Furthermore, analysts and investors may develop and publish their own projections of the Company’s business, which may form a consensus about the Company’s future performance. The Company’s business results may vary significantly from such guidance or that consensus due to a number of factors, many of which are outside of the Company’s control, and which could adversely affect its operations and operating results. The Company recently announced that it was withdrawing its previously announced 2020 fiscal year guidance due to the evolving and continued uncertainties resulting from the impact of the COVID-19 outbreak. If the Company makes further or other downward revisions of the Company’s previously announced guidance, or if the Company’s publicly announced guidance of future operating results fails to meet expectations of securities analysts, investors or other interested parties, the price of the Company’s common stock could decline.

To successfully market and sell the Company’s products internationally, the Company must address many issues that are unique to the Company’s international business. Furthermore, international expansion is a key component of the Company’s growth strategy, although the Company’s international operations and foreign transactions expose us to additional operational challenges that the Company might not otherwise face.

The Company is focused on international expansion as a key component of its growth strategy and have identified specific areas of opportunity in various international markets. International revenue is a material component of the Company’s business strategy, and represented 42% of its total revenue in 2019 compared to 37% of the Company’s total revenue in 2018. The Company depends on third-party distributors and a direct sales force to sell its products internationally, and the Company may be unable to increase or maintain its level of international revenue.

The Company has experienced significant turnover of the Company’s North America sales team. For instance, the Company announced on January 21, 2020, that Larry Laber, resigned his position as Executive Vice President, Sales, North America, effective on January 17, 2020. Cutera reassigned Mr. Laber’ duties to Mr. Jason Richey, President of the Company, and to additional members of the North America sales team. Though their departures did not have an adverse effect on the Company’s international sales, it has added pressure on the sales team. While the Company continues to have a direct sales and service organization in Australia, Japan, France, Belgium, Spain, Germany, Switzerland and the United Kingdom, a significant portion of its international revenue is generated through its network of distributors. Though the Company continues to evaluate and replace non-performing distributors, and has recently brought greater focus on collaborating with its distribution partners, there can be no assurance given that these initiatives will result in improved international revenue or profitability in the future.

To grow the Company’s business, it is essential to improve productivity in current sales territories and expand into new territories. However, direct sales productivity may not improve and distributors may not accept the Company’s business or commit the necessary resources to market and sell the Company’s products at the Company’s expectations. If the Company is not able to increase or maintain international revenue growth, the Company’s total revenue, profitability and stock price may be adversely impacted.

Economic and other risks associated with international sales and operations could adversely affect the Company’s business.

In 2019, 42% of the Company’s total revenue was from customers outside of North America. The Company expects its sales from international operations and export sales to continue to be a significant portion of the Company’s revenue. The Company has placed a particular emphasis on increasing its growth and presence in international markets. The Company’s international operations and sales are subject, in varying degrees, to risks inherent in doing business outside the U.S. These risks include:

•	changes in trade protection measures, including embargoes, tariffs and other trade barriers, and import and export regulations and licensing requirements;

•	instability and uncertainties arising from the global geopolitical environment, such as economic nationalism, populism, protectionism and anti-global sentiment;

•	changes in tax laws and potential negative consequences from the interpretation, application and enforcement by governmental tax authorities of tax laws and policies;

•	unanticipated changes in other laws and regulations or in how such provisions are interpreted or administered;

•	reduced protection for intellectual property rights in some countries and practical difficulties of enforcing intellectual property and contract rights abroad;

•	possibility of unfavorable circumstances arising from host country laws or regulations, including those related to infrastructure and data transmission, security and privacy;

•	currency exchange rate fluctuations and restrictions on currency repatriation;

•	difficulties and expenses related to implementing internal control over financial reporting and disclosure controls and procedures;

•	disruption of sales from labor and political disturbances;

•	regional safety and security considerations;

•	increased costs and risks in developing, staffing and simultaneously managing global sales operations as a result of distance as well as language and cultural differences;

•	increased management, travel, infrastructure and legal compliance costs associated with having multiple international operations;

•	lengthy payment cycles and difficulty in collecting accounts receivable;

•	preference for locally-produced products, as well as protectionist laws and business practices that favor local companies; and

•	outbreak or escalation of insurrection, armed conflict, terrorism or war.

Changes in the geopolitical or economic environments in the countries in which the Company operates could have a material adverse effect on the Company’s financial condition, results of operations or cash flows. For example, changes in U.S. policy regarding international trade, including import and export regulation and international trade agreements, could also negatively impact the Company’s business. In 2018, the U.S. imposed tariffs on certain goods imported from China and certain other countries, which has resulted in retaliatory tariffs by China and other countries. Additional tariffs imposed by the U.S. on a broader range of imports, or further retaliatory trade measures taken by China or other countries in response, could adversely impact the Company’s financial condition and results of operations.

The Company’s global operations are required to comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, Chinese anti- corruption laws, U.K. Bribery Law, and similar anti-bribery laws in other jurisdictions, and with U.S. and foreign export control, trade embargo and customs laws. If the Company fails to comply with any of these laws, the Company could suffer civil and criminal sanctions.

Additionally, the Company continues to monitor Brexit and its potential impacts on the Company’s results of operations and financial condition. Volatility in foreign currencies is expected to continue as the United Kingdom executes its exit from the EU. If the United Kingdom’s membership in the EU terminates without an agreement (referred to as a “hard Brexit”), there could be increased costs from re-imposition of tariffs on trade between the United Kingdom and EU, increased transportation costs, shipping delays because of the need for customs inspections and procedures and shortages of certain goods. The United Kingdom will also need to negotiate its own tax and trade treaties with countries all over the world, which could take years to complete and could result in a material impact to the Company’s consolidated revenue, earnings and cash flow.

In addition to the general risks that the Company faces outside the U.S., the Company’s operations in emerging markets could involve additional uncertainties for us, including risks that governments may impose withholding or other taxes on remittances and other payments to us, or the amount of any such taxes may increase; governments may seek to nationalize the Company’s assets; or governments may impose or increase investment barriers or other restrictions affecting the Company’s business. In addition, emerging markets pose other uncertainties, including the difficulty of enforcing agreements, challenges collecting receivables, protection of the Company’s intellectual property and other assets, pressure on the pricing of the Company’s products and services, higher business conduct risks, ability to hire and retain qualified talent and risks of political instability. The Company cannot predict the impact such events might have on the Company’s business, financial condition and results of operations.

In addition, compliance with laws and regulations applicable to the Company’s international operations increases the Company’s cost of doing business in foreign jurisdictions. The Company may be unable to keep current with changes in foreign government requirements and laws as they change from time to time. Failure to comply with these regulations could have adverse effects on the Company’s business. In many foreign countries it is common for others to engage in business practices that are prohibited by the Company’s internal policies and procedures or U.S. regulations applicable to us. In addition, although the Company has implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of the Company’s employees, contractors, distributors and agents will comply with these laws and policies. Violations of laws or key control policies by the Company’s employees, contractors, distributors or agents could result in delays in revenue recognition, financial reporting misstatements, fines, penalties, or the prohibition of the importation or exportation of the Company’s offerings and could have a material adverse effect on the Company’s business operations and financial results.

To successfully market and sell third party products internationally, the Company must address many issues that are unique to the related distribution arrangements which could reduce the Company’s available cash reserves and negatively impact the Company’s profitability.

The Company has entered into distribution arrangements pursuant to which the Company utilizes its sales force and distributors to sell products manufactured by other companies. In Japan, the Company has a non-exclusive right to distribute a Q-switched laser product manufactured by a third party OEM. The Company also has an exclusive agreement with ZO to distribute certain of their proprietary skincare products in Japan. Each of these agreements requires us to purchase annual minimum dollar amounts of their products. Additionally, the Company has entered into distribution arrangements with other companies to promote and sell the Secret RF and Juliet products.

Each of these distribution agreements presents its own unique risks and challenges. For example, to sell skincare products the Company needs to invest in creating a sales structure that is experienced in the sale of such products and not in capital equipment. The Company needs to commit resources to train the Company’s sales force, obtain regulatory licenses, and develop new marketing materials to promote the sale of these products. In addition, the minimum commitments and other costs of distributing products manufactured by these companies may exceed the incremental revenue that the Company derives from the sale of their products, thereby negatively impacting the Company’s profitability and reducing the Company’s available cash reserves.

If the Company does not make the minimum purchases required in the distribution contracts, or if the third party manufacturer revokes the Company’s distribution rights, the Company could lose the distribution rights of the products, which would adversely affect the Company’s future revenue, results of operations, cash flows and its stock price.

The Company offers credit terms to some qualified customers and also to leasing companies to finance the purchase of its products. In the event that any of these customers default on the amounts payable to us, its earnings may be adversely affected.

The Company generally offers credit terms of 30 to 90 days to qualified customers. In addition, from time to time, it offers certain key international distributors, with whom the Company has had an extended period of relationship and payment history, payment terms that are significantly longer than the regular 30 to 90 day terms. This allows such international distribution partners to have its products in stock and provide its products to customers on a timely basis. As of December 31, 2019, one international distribution partner accounted for 3.1% of the Company’s outstanding accounts receivable balance.

While the Company believes it has an adequate basis to ensure that it collects its accounts receivable, the Company cannot provide any assurance that the financial position of customers to whom it has provided payment terms will not change adversely before the Company receives payment. In the event that there is a default by any of the customers to whom the Company has provided credit terms, the Company may recognize a bad debt charge in the Company’s general and administrative expenses. If this bad debt charge is material, it could negatively affect the Company’s future results of operations, cash flows and its stock price.

Additionally, in the event of deterioration of general business conditions or the availability of credit, the financial strength and stability of the Company’s customers and potential customers may deteriorate over time, which may cause them to cancel or delay their purchase of its products. In addition, the Company may be subject to increased risk of non-payment of its accounts receivables. The Company may also be adversely affected by bankruptcies or other business failures of the Company’s customers and potential customers. A significant delay in the collection of funds or a reduction of funds collected may impact the Company’s liquidity or result in bad debts.

The Company’s ability to effectively compete and generate additional revenue from new and existing products depends upon the Company’s ability to distinguish the Company and its products from the competitors and their products, and to develop and effectively market new and existing products. The Company’s success is dependent on many factors, including the following:

•	speed of new and innovative product development;

•	effective strategy and execution of new product launches;

•	identification and development of clinical support for new indications of the Company’s existing products;

•	product performance;

•	product pricing;

•	quality of customer support;

•	development of successful distribution channels, both domestically and internationally; and

•	intellectual property protection.

To compete effectively, the Company has to demonstrate that its new and existing products are attractive alternatives to other devices and treatments, by differentiating the Company’s products on the basis of such factors as innovation, performance, brand name, service, and price. This is difficult to do, especially in a crowded aesthetic market. Some of the Company’s competitors have newer or different products and more established customer relationships than the Company does, which could inhibit the Company’s market penetration efforts. For example, the Company has encountered, and expects to continue to encounter, situations where, due to pre-existing relationships, potential customers decide to purchase additional products from the Company’s competitors. Potential customers also may need to recoup the cost of products that they have already purchased from the Company’s competitors and may decide not to purchase the Company’s products, or to delay such purchases. If the Company is unable to increase the Company’s market penetration or compete effectively, its revenue and profitability will be adversely impacted.

The Company competes against companies that offer alternative solutions to its products, or have greater resources, a larger installed base of customers and broader product offerings than the Company’s. In addition, increased consolidation in the Company’s industry may lead to increased competition. If the Company is not able to effectively compete with these companies, it may harm its business.

The medical technology and aesthetic product markets are highly competitive and dynamic and are characterized by rapid and substantial technology development and product innovations. The Company’s products compete against conventional non-energy-based treatments, such as electrolysis, Botox and collagen injections, chemical peels, microdermabrasion and sclerotherapy. The Company’s products also compete against laser and other energy- based products offered by public companies. Further, other companies could introduce new products that are in direct competition with the Company’s products. Competition with these companies could result in reduced selling prices, reduced profit margins and loss of market share, any of which would harm the Company’s business, financial condition and results of operations.

Recently, there has been consolidation in the aesthetic industry leading to companies combining their resources, which increases competition and could result in increased downward pressure on the Company’s product prices. For example, Allergan acquired Zeltiq in April 2017, Hologic acquired Cynosure in March 2017, XIO Group acquired Lumenis in September 2015, and Valeant acquired Solta in January 2014. These consolidations have created newly-combined entities with greater financial resources, deeper sales channels and greater pricing flexibility than the Company. Rumored or actual consolidation of the Company’s partners and competitors could cause uncertainty and disruption to the Company’s business and can cause the Company’s stock price to fluctuate.

The energy-based aesthetic market faces competition from non-energy-based medical products, such as Botox and collagen injections. Other alternatives to the use of the Company’s products include electrolysis, a procedure involving the application of electric current to eliminate hair follicles, and chemical peels. The Company may also face competition from manufacturers of pharmaceutical and other products that have not yet been developed.

If there is not sufficient consumer demand for the procedures performed with the Company’s products, practitioner demand for its products could be inhibited, resulting in unfavorable operating results and reduced growth potential.

Continued expansion of the global market for laser and other-energy-based aesthetic procedures is a material assumption of the Company’s business strategy. Most procedures performed using the Company’s products are elective procedures not reimbursable through government or private health insurance, with the costs borne by the patient. The decision to utilize the Company’s products may therefore be influenced by a number of factors, including:

•	consumer disposable income and access to consumer credit, which as a result of an unstable economy, maybe significantly impacted;

•	the cost, safety and effectiveness of alternative treatments, including treatments which are not based upon laser or other energy-based technologies and treatments which use pharmaceutical products;

•	the success of the Company’s sales and marketing efforts; and

•	the education of the Company’s customers and patients on the benefits and uses of the Company’s products, compared to competitors’ products and technologies.

If, as a result of these factors, there is not sufficient demand for the procedures performed with the Company’s products, practitioner demand for the Company’s products could be reduced, which could have a material adverse effect on the Company’s business, financial condition, revenue and result of operations.

If the Company fails to comply with applicable regulatory requirements, it could result in enforcement action by the U.S. FDA, federal and state agencies or international regulatory bodies and the Company’s commercial operations would be harmed.

The Company’s products are medical devices that are subject to extensive regulation in the U.S. by the FDA for manufacturing, labeling, sale, promotion, distribution and shipping. The FDA, state authorities and international regulatory bodies have broad enforcement powers. If the Company fails to comply with any U.S. law or any of the applicable regulatory requirements of the FDA, or federal or state agencies, or one of the international regulatory bodies, it could result in enforcement action by the agencies, which may include any of the following sanctions:

•	warning letters, fines, injunctions, consent decrees and civil penalties;

•	repair, replacement, refund, recall or seizure of the Company’s products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusing the Company’s requests for 510(k) clearance or pre-market approval of new products, new intended uses, or modifications to existing products;

•	withdrawing 510(k) clearance or pre-market approvals that have already been granted; and

•	criminal prosecution.

Federal regulatory reforms and changes occurring at the FDA could adversely affect the Company’s ability to sell its products profitably and financial condition.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of a device. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect the Company’s business and the Company’s products. Changes in FDA regulations may lengthen the regulatory approval process for medical devices and require additional clinical data to support regulatory clearance for the sale and marketing of the Company’s new products. In addition, it may require additional safety monitoring, labeling changes, restrictions on product distribution or use, or other measures after the introduction of the Company’s products to market. Either of these changes lengthen the duration to market, increase the Company’s costs of doing business, adversely affect the future permitted uses of approved products, or otherwise adversely affect the market for its products.

For instance, on or about July 30, 2018, the FDA issued a public statement and sent letters to a number of companies in the medical aesthetics industry expressing concerns regarding “vaginal revitalization” procedures using energy-based devices. The Company’s Juliet device is promoted and used by physicians in procedures that are the subject of the FDA’s public warning. However, neither the Company nor its distribution partner were named in the announcement, and neither the Company nor its distribution partner have received a letter from the agency as of the date of this filing. Working with the Company’s distribution partner and the FDA, the Company is assessing the potential parameters of an additional study regarding the Company’s Juliet device to address the concerns highlighted in the FDA’s statement. However, there can be no assurances that we will reach an agreement with the Company’s distribution partner on the execution details of such a study, or that such a study will be successful in addressing the FDA’s safety concerns with the Company’s Juliet device.

The Company saw a significant slowdown in the sales of Juliet in the third and fourth quarters of 2018 and through 2019. The Company believes this relates to the safety letter, given the timing. The Company supports any action that helps ensure patient safety going forward. The Company has a robust, multi-functional process that reviews its promotional claims and materials to ensure they are truthful, not misleading, fair and balanced, and supported by sound scientific evidence.

If the Company fails to comply with the FDA’s Quality System Regulation and laser performance standards, the Company’s manufacturing operations could be halted, and its business would suffer.

The Company is currently required to demonstrate and maintain compliance with the FDA’s Quality System Regulation, or the QSR. The QSR is a complex regulatory scheme that covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of the Company’s products. Because the Company’s products involve the use of lasers, the Company’s products also are covered by a performance standard for lasers set forth in FDA regulations. The laser performance standard imposes specific record-keeping, reporting, product testing and product labeling requirements. These requirements include affixing warning labels to laser products, as well as incorporating certain safety features in the design of laser products.

The FDA enforces the QSR and laser performance standards through periodic unannounced inspections. The Company has had multiple quality system audits by the FDA, the Company’s Notified Body, and other foreign regulatory agencies, with the most recent inspection by the FDA occurring in March, 2017. There were no significant findings or observations as a result of this audit. Failure to take satisfactory corrective action in response to an adverse QSR inspection or its failure to comply with applicable laser performance standards could result in enforcement actions, including a public warning letter, a shutdown of the Company’s manufacturing operations, a recall of its products, civil or criminal penalties, or other sanctions, such as those described in the preceding paragraph, which would cause its sales and business to suffer.

The Company is a sponsor of Biomedical Research. As such, the Company is also subject to FDA regulations relating to the design and conduct of clinical trials. The Company is subject to unannounced BIMO audits, with the most recent inspection by FDA occurring over 5 days in August 2016. There were no significant findings and only two observations as a result of this audit. The Company’s responses to these observations were accepted by the FDA. Failure to take satisfactory corrective action in response to an adverse BIMO inspection or the Company’s failure to comply with Good Clinical Practices could result in us no longer being able to sponsor Biomedical Research, the reversal of 510(k) clearances previously granted based on the results of clinical trials conducted to gain clinical data to support those 510(k) clearances, or enforcement actions, including a public warning letter, civil or criminal penalties, or other sanctions, such as those described in the preceding paragraph, which would cause the Company’s sales and business to suffer.

If the Company modifies one of its FDA-cleared devices, it may need to seek a new clearance, which, if not granted, would prevent the Company from selling its modified products or cause it to redesign its products.

Any modifications to an FDA-cleared device that would significantly affect its safety or effectiveness or that would constitute a major change in its intended use would require a new 510(k) clearance or possibly a pre-market approval. The Company may not be able to obtain additional 510(k) clearance or premarket approvals for new products or for modifications to, or additional indications for, its existing products in a timely fashion, or at all. Delays in obtaining future clearance would adversely affect its ability to introduce new or enhanced products in a timely manner, which in turn would harm its revenue and future profitability.

The Company has made modifications to its devices in the past and may make additional modifications in the future that it believes do not or will not require additional clearance or approvals. If the FDA disagrees, and requires new clearances or approvals for the modifications, the Company may be required to recall and to stop marketing the modified devices, which could harm the Company’s operating results and require it to redesign its products.

The Company may be unable to obtain or maintain international regulatory qualifications or approvals for its current or future products and indications, which could harm its business.

Sales of the Company’s products outside the U.S. are subject to foreign regulatory requirements that vary widely from country to country. In addition, exports of medical devices from the U.S. are regulated by the FDA. Complying with international regulatory requirements can be an expensive and time- consuming process and approval is not certain. The time required for obtaining clearance or approvals, if required by other countries, may be longer than that required for FDA clearance or approvals, and requirements for such clearances or approvals may significantly differ from FDA requirements. The Company may be unable to obtain or maintain regulatory qualifications, clearances or approvals in other countries. The Company may also incur significant costs in attempting to obtain and in maintaining foreign regulatory approvals or qualifications. If the Company experience delays in receiving necessary qualifications, clearances or approvals to market its products outside the U.S., or if the Company fails to receive those qualifications, clearances or approvals, the Company may be unable to market its products or enhancements in international markets effectively, or at all, which could have a material adverse effect on the Company’s business and growth strategy.

Any defects in the design, material or workmanship of its products may not be discovered prior to shipment to customers, which could materially increase its expenses, adversely impact profitability and harm its business.

The design of the Company’s products is complex. To manufacture them successfully, the Company must procure quality components and employ individuals with a significant degree of technical expertise. If the Company’s designs are defective, or the material components used in its products are subject to wearing out, or if suppliers fail to deliver components to specification, or if its employees fail to properly assemble, test and package its products, the reliability and performance of its products could be adversely impacted.

If the Company’s products contain defects that cannot be repaired easily, inexpensively, or on a timely basis, the Company may experience:

•	damage to the Company’s brand reputation;

•	loss of customer orders and delay in order fulfillment;

•	increased costs due to product repair or replacement;

•	inability to attract new customers;

•	diversion of resources from the Company’s manufacturing and research and development departments into the Company’s service department; and

•	and legal action.

The occurrence of any one or more of the foregoing could materially increase expenses, adversely impact profitability and harm the Company’s business.

Product liability suits could be brought against the Company due to a defective design, material or workmanship or misuse of its products and could result in expensive and time-consuming litigation, payment of substantial damages and an increase in its insurance rates.

If the Company’s products are defectively designed, manufactured or labeled, contain defective components or are misused, the Company may become subject to substantial and costly litigation by the Company’s customers or their patients. Misusing the Company’s products or failing to adhere to operating guidelines could cause significant eye and skin damage, and underlying tissue damage. In addition, if its operating guidelines are found to be inadequate, the Company may be subject to liability.

The Company has been involved, and may in the future be involved, in litigation related to the use of its products. Product liability claims could divert management’s attention from its core business, be expensive to defend and result in sizable damage awards against the Company. The Company may not have sufficient insurance coverage for all future claims. The Company may not be able to obtain insurance in amounts or scope sufficient to provide the Company with adequate coverage against all potential liabilities. Any product liability claims brought against the Company, with or without merit, could increase the Company’s product liability insurance rates or prevent us from securing continuing coverage, could harm its reputation in the industry and could reduce product sales. In addition, the Company historically experienced steep increases in its product liability insurance premiums as a percentage of revenue. If its premiums continue to rise, the Company may no longer be able to afford adequate insurance coverage.

The Company is currently involved in litigation that could adversely affect the Company’s business and financial results, divert management’s attention from the Company’s business, and subject the Company to significant liabilities.

As described under “Note 11- Commitments and Contingencies - Contingencies” in the Company’s consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, the Company is involved in various litigation, which may adversely affect the Company’s financial condition and may require us to devote significant resources to the Company’s defense of these claims.

Although the Company is defending these matters vigorously, the Company cannot predict with certainty the outcome or effect of any claim or other litigation matter, and there can be no assurance as to the ultimate outcome of any litigation or proceeding. Litigation may have a material adverse effect on the Company because of potential adverse outcomes, defense costs, the diversion of the Company’s management’s resources, availability of insurance coverage and other factors. In addition, litigation could subject us to counterclaims and damages as a result. Finally, two of our litigation matters involve prior employees. If future candidates for employment view these litigation matters negatively, then we may have a difficult time attracting new employees to join our company.

If customers are not trained and/or the Company’s products are used by non-physicians, it could result in product misuse and adverse treatment outcomes, which could harm the Company’s reputation, result in product liability litigation, distract management and result in additional costs, all of which could harm the Company’s business.

Because the Company does not require training for users of its products, and sell its products at times to non-physicians, there exists an increased potential for misuse of the Company’s products, which could harm the Company’s reputation and the Company’s business. U.S. federal regulations allow us to sell the Company’s products to or on the order of “licensed practitioners.” The definition of “licensed practitioners” varies from state to state. As a result, the Company’s products may be purchased or operated by physicians with varying levels of training, and in many states, by non-physicians, including nurse practitioners, chiropractors and technicians. Outside the U.S., many jurisdictions do not require specific qualifications or training for purchasers or operators of its products. The Company does not supervise the procedures performed with the Company’s products, nor does the Company require that direct medical supervision occur-that is determined by state law. The Company and its distributors generally offer but do not require product training to the purchasers or operators of the Company’s products. In addition, the Company sometimes sells its systems to companies that rent its systems to third parties and that provide a technician to perform the procedures. The lack of training and the purchase and use of its products by non-physicians may result in product misuse and adverse treatment outcomes, which could harm the Company’s reputation and its business, and, in the event these result in product liability litigation, distract management and subject us to liability, including legal expenses.

Adverse conditions in the global banking industry and credit markets may adversely impact the value of the Company’s marketable investments or impair the Company’s liquidity.

The primary objective of most of the Company’s investment activities is to preserve principal. To achieve this objective, the Company invests its excess cash primarily in money market funds and in highly liquid debt instruments of the U.S. government and its agencies and U.S. municipalities, in commercial paper and high grade corporate debt. As of December 31, 2019, the Company’s balance in marketable investments was $7.6 million. The longer the duration of a security, the more susceptible it is to changes in market interest rates and bond yields. As yields increase, those securities with a lower yield-at-cost show a mark-to-market unrealized loss. For example, assuming a hypothetical increase in interest rates of one percentage point, there would not have any adverse impact the Company’s earnings. As a result, changes in the market interest rates will affect its future net income (loss).

The Company’s manufacturing operations are dependent upon third-party suppliers, making its vulnerable to supply shortages and price fluctuations, which could harm its business.

Many of the components and materials that comprise its products is currently manufactured by a limited number of suppliers. A supply interruption or an increase in demand beyond the Company’s current suppliers’ capabilities could harm its ability to manufacture the Company’s products until a new source of supply is identified and qualified. The Company’s reliance on these suppliers subjects us to a number of risks that could harm its business, including:

•	interruption of supply resulting from modifications to or discontinuation of a supplier’s operations;

•	delays in product shipments resulting from uncorrected defects, reliability issues or a supplier’s variation in a component;

•	lack of long-term supply arrangements for key components with the Company’s suppliers;

•	inability to obtain adequate supply in a timely manner, or on reasonable terms;

•

inability to redesign one or more components in the Company’s systems in the event that a supplier discontinues manufacturing such components and the Company’s inability to sources it from other suppliers on reasonable terms;

•	difficulty locating and qualifying alternative suppliers for the Company’s components in a timely manner;

•	production delays related to the evaluation and testing of products from alternative suppliers and corresponding regulatory qualifications; and

•	delays in supplier deliveries.

Any interruption in the supply of components or materials, or the Company’s inability to obtain substitute components or materials from alternate sources at acceptable prices in a timely manner, could impair its ability to meet the demand of the Company’s customers, which would have an adverse effect on the Company’s business.

Risks related to the reduction or interruption in supply and an inability to develop alternative sources for supply may adversely affect the Company’s manufacturing operations and related product sales.

The Company maintains manufacturing operations at its facility in Brisbane, California, and purchases many of the components and raw materials used in manufacturing these products from numerous suppliers in various countries. Any problem affecting a supplier (whether due to external or internal causes) could have a negative impact on us.

In a few limited cases, specific components and raw materials are purchased from primary or main suppliers (or in some cases, a single supplier) for reasons related to quality assurance, cost-effectiveness ratio and availability. While the Company works closely with its suppliers to ensure supply continuity, the Company cannot guarantee that its efforts will always be successful. Moreover, due to strict standards and regulations governing the manufacture and marketing its products, it may not be able to quickly locate new supply sources in response to a supply reduction or interruption, with negative effects on its ability to manufacture its products effectively and in a timely fashion.

The Company’s manufacturing is currently conducted at a single site, and the occurrence of a disease outbreak, catastrophic disaster or other similar event could cause damage to its facilities and equipment, which might require the Company to cease or curtail operations.

The Company is vulnerable to damage from various types of disasters, including pandemics, fires, earthquakes, terrorist acts, floods, power losses, communications failures and similar events. If any such disaster were to occur, the Company may not be able to operate the Company’s business at the Company’s facility in Brisbane, California. The Company’s manufacturing facilities require FDA approval, which could result in significant delays before the Company could manufacture products from a replacement facility. The insurance the Company maintains may not be adequate to cover the Company’s losses resulting from disasters or other business interruptions. Therefore, any such catastrophe could seriously harm the Company’s business and consolidated results of operations.

Intellectual property rights may not provide adequate protection for some or all of the Company’s products, which may permit third parties to compete against us more effectively.

The Company relies on patent, copyright, trade secret and trademark laws and confidentiality agreements to protect the Company’s technology and products. As of March 31, 2020, the Company had 23 issued U.S. patents and two pending U.S. patent applications. Some of the Company’s components, such as the Company’s laser module, electronic control system and high-voltage electronics, are not, and in the future may not be, protected by patents.

Additionally, the Company’s patent applications may not issue as patents or, if issued, may not issue in a form that will be advantageous to us. Any patents the Company obtains may be challenged, invalidated or legally circumvented by third parties. Consequently, competitors could market products and use manufacturing processes that are substantially similar to, or superior to, the Company’s. The Company may not be able to prevent the unauthorized disclosure or use of the Company’s technical knowledge or other trade secrets by consultants, vendors, former employees or current employees, despite the existence generally of confidentiality agreements and other contractual restrictions. Monitoring unauthorized uses and disclosures of the Company’s intellectual property is difficult, and the Company does not know whether the steps it has taken to protect the Company’s intellectual property will be effective. Moreover, the laws of many foreign countries will not protect the Company’s intellectual property rights to the same extent as the laws of the U.S.

The absence of complete intellectual property protection exposes us to a greater risk of direct competition. Competitors could purchase one of the Company’s products and attempt to replicate some or all of the competitive advantages the Company derives from the Company’s development efforts, design around the Company’s protected technology, or develop their own competitive technologies that fall outside of the Company’s intellectual property rights. If the Company’s intellectual property is not adequately protected against competitors’ products and methods, the Company’s competitive position and its business could be adversely affected.

The Company may be involved in future costly intellectual property litigation, which could impact its future business and financial performance.

The Company’s competitors or other patent holders may assert that the Company’s present or future products and the methods the Company employs are covered by their patents. In addition, the Company does not know whether its competitors own or will obtain patents that they may claim prevent, limit or interfere with the Company’s ability to make, use, sell or import the Company’s products. Although the Company may seek to resolve any potential future claims or actions, it may not be able to do so on reasonable terms, or at all. If, following a successful third-party action for infringement, the Company cannot obtain a license or redesign the Company’s products, it may have to stop manufacturing and selling the applicable products and the Company’s business would suffer as a result. In addition, a court could require us to pay substantial damages, and prohibit us from using technologies essential to the Company’s products, any of which would have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company may become involved in litigation not only as a result of alleged infringement of a third party’s intellectual property rights but also to protect the Company’s own intellectual property. For example, the Company has been involved in litigation to protect the trademark rights associated with its company name or the names of its products. Infringement and other intellectual property claims, with or without merit, can be expensive and time- consuming to litigate, and could divert management’s attention from its core business.

The expense and potential unavailability of insurance coverage for the Company’s customers could adversely affect its ability to sell its products, and therefore adversely affect its financial condition.

Some of the Company’s customers and prospective customers have had difficulty procuring or maintaining liability insurance to cover their operation and use of its products. Medical malpractice carriers are withdrawing coverage in certain states or substantially increasing premiums. If this trend continues or worsens, the Company’s customers may discontinue using the Company’s products and potential customers may opt against purchasing laser-based products due to the cost or inability to procure insurance coverage. The unavailability of insurance coverage for the Company’s customers and prospects could adversely affect its ability to sell its products, and that could harm its financial condition.

From time to time the Company may become subject to income tax audits or similar proceedings, and as a result the Company may incur additional costs and expenses or owe additional taxes, interest and penalties that may negatively impact its operating results.

The Company is subject to income taxes in the U.S. and certain foreign jurisdictions where it operates through a subsidiary, including Australia, Belgium, Canada, France, Germany, Hong Kong, Japan, Spain, Switzerland, Italy and the United Kingdom. The Company’s determination of its tax liability is subject to review by applicable domestic and foreign tax authorities.

The Company underwent an audit for its German, or Cutera GmbH, and Japanese subsidiaries for the tax years December 31, 2011 through 2018. Although this audit did not result in any adjustments, the final timing and resolution of any future tax examinations are subject to significant uncertainty and could result in the Company’s having to pay amounts to the applicable tax authority in order to resolve examination of its tax positions. An increase or decrease of tax related to tax examination resolution could result in a change in the Company’s income tax accrual and could negatively impact its financial position, results of operations or cash flows.

The Company may be adversely affected by changes in U.S. tax laws, importation taxes and other changes that may be imposed by the current administration.

The Company is subject to taxes in the U.S. and other jurisdictions. Tax rates in these jurisdictions may be subject to significant change due to economic and/or political conditions. A number of other factors may also impact the Company’s future effective tax rate including:

•	the jurisdictions in which profits are determined to be earned and taxed;

•	the resolution of issues arising from tax audits with various tax authorities;

•	changes in valuation of the Company’s deferred tax assets and liabilities;

•	increases in expenses not deductible for tax purposes, including write-offs and impairment of goodwill in connection with acquisitions;

•	changes in availability of tax credits, tax holidays, and tax deductions;

•	changes in share-based compensation; and

•	changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

In the U.S., the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Affordable Care Act”), for example, has the potential to significantly impact the pharmaceutical and medical device industries. The Affordable Care Act imposed, among other things, an annual excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the U.S. Due to subsequent legislative amendments the excise tax has been suspended for the period January 1, 2016 to December 31, 2019. The excise tax was repealed at the end of 2019. The Company is currently assessing what the impact the repeal will have on the Company’s financial condition and cash flows.

Any acquisitions that the Company makes could result in operating difficulties, dilution, and other consequences that may adversely impact the Company’s business and results of operations.

While the Company from time to time evaluates potential acquisitions of businesses, products and technologies, and anticipates continuing to make these evaluations, the Company has no present understandings, commitments or agreements with respect to any material acquisitions or collaborative projects. The Company may not be able to identify appropriate acquisition candidates or strategic partners, or successfully negotiate, finance or integrate any businesses, products or technologies that the Company acquire.

The Company has limited experience as a team with acquiring companies and products. Furthermore, the integration of any acquisition and management of any collaborative project may divert management’s time and resources from the Company’s core business and disrupt the Company’s operations and it may incur significant legal, accounting and banking fees in connection with such a transaction. Acquisitions could diminish the Company’s available cash balances for other uses, result in the incurrence of debt, contingent liabilities, or amortization expenses, and restructuring charges. Also, the anticipated benefits or value of its acquisitions or investments may not materialize and could result in an impairment of goodwill and/or purchased long-lived assets.

The Company’s failure to address these risks or other problems encountered in connection with the Company’s past or future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm the Company’s business and the Company’s financial condition or results.

The Company’s failure to comply with rules relating to bribery, foreign corrupt practices, and privacy and security laws may subject the Company to penalties and adversely impact its reputation and business operations.

The Company’s business is subject to regulation and oversight worldwide including:

•

the FCPA, which prohibits corporations and individuals from paying, offering to pay or authorizing the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity;

•	the UK Bribery Act, which prohibits both domestic and international bribery, as well as bribery across both public and private sectors; and bribery provisions contained in the

German Criminal Code, which, pursuant to draft legislation being prepared by the German government, may make the corruption and corruptibility of physicians in private practice and other healthcare professionals a criminal offense;

•

Health Insurance Portability and Accountability Act of 1996, as amended by The Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information; and

•

analogous state and foreign law equivalents of each of the above laws, such as state laws that require device companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

The risk of being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available under such laws, it is possible that some of the Company’s business activities, including the Company’s relationships with practitioners and thought leaders worldwide, some of whom recommend, purchase and/or use the Company’s devices, as well as the Company’s sales agents and distributors, could be subject to challenge under one or more of such laws. The Company is also exposed to the risk that the Company’s employees, independent contractors, principal investigators, consultants, vendors, independent sales agents and distributors may engage in fraudulent or other illegal activity. While the Company has policies and procedures in place prohibiting such activity, misconduct by these parties could include, among other infractions or violations, intentional, reckless and/or negligent conduct or unauthorized activity that violates FDA regulations, including those laws that require the reporting of true, complete and accurate information to the FDA, manufacturing standards, laws that require the true, complete and accurate reporting of financial information or data or other commercial or regulatory laws or requirements. It is not always possible to identify and deter misconduct by the Company’s employees and other third parties, and the precautions the Company takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations.

There are similar laws and regulations applicable to us outside the U.S., all of which are subject to evolving interpretations. Global enforcement of anti-corruption laws, including but not limited to the UK Bribery Act, the Brazil Clean Companies Act, and continued enforcement in the Europe, Middle East and Asia Pacific has increased substantially in recent years, with more frequent voluntary self-disclosures by companies, aggressive investigations and enforcement proceedings by governmental agencies, and assessment of significant fines and penalties against companies and individuals. The Company’s operations create the risk of unauthorized payments or offers of payments by one of its employees, consultants, sales agents, or distributors because these parties are not always subject to its control. It is the Company’s policy to implement safeguards to discourage these practices; however, its existing safeguards and any future improvements may prove to be less than effective, and its employees, consultants, sales agents, or distributors may engage in conduct for which the Company might be held responsible. Any alleged or actual violations of these regulations may subject us to government scrutiny, severe criminal or civil sanctions and other liabilities, and could negatively affect its business, reputation, operating results, and financial condition.

On July 27, 2017, the United Kingdom’s Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. These reforms may cause LIBOR to cease to exist, new methods of calculating LIBOR to be established or the establishment of an alternative reference rate(s). These consequences cannot be entirely predicted and could have an adverse impact on the market value for or value of LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by the Company. Changes in market interest rates may influence returns on financial investments and could reduce our earnings and cash flows.

While the Company believes it has a strong culture of compliance and adequate systems of control, and it seeks continuously to improve its systems of internal controls and to remedy any weaknesses identified, there can be no assurance that the policies and procedures will be followed at all times or will effectively detect and prevent violations of the applicable laws by one or more of its employees, consultants, agents or partners and, as a result, the Company may be subject to penalties and material adverse consequences on its business, financial condition or results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “goal,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not unduly rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $         million (or approximately $         million if the underwriter exercises its option to purchase additional shares in full).

We intend to use the net proceeds from this offering to fund growth initiatives, market development activities related thereto and to provide for general corporate purposes, which may include working capital, capital expenditures, clinical trials, other corporate expenses and acquisitions of complementary products, technologies or businesses. However, we do not have agreements or commitments for any specific acquisitions at this time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business, the progress of our development and commercialization efforts and the status and results of our clinical trials, as well as any collaborations that we may enter into with third parties and any unforeseen cash needs.

As of the date of this prospectus supplement, we cannot specify all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, our management and board of directors will have broad discretion in the application and specific allocations of the net proceeds, and investors will be relying on the judgment of our management and board of directors regarding the application of the proceeds of this offering.

These expected uses represent our current intentions based upon our present plans and market conditions. The amounts we actually expend in these areas, and the timing thereof, may vary significantly from our current intentions and will depend upon a number of factors, including research and product development efforts, cash generated from future operations and actual expenses to operate our business.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in bank deposits, money market funds, and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to invest in our business and do not expect to pay any dividends in the foreseeable future. In addition, the terms of our loan agreement with Wells Fargo Bank, N.A. restrict, and any future debt arrangements may restrict, our ability to pay dividends. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and general business conditions and other factors that our board of directors may deem relevant.

DILUTION

If you purchase our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding as of December 31, 2019 into our total tangible assets less total liabilities.

Our net tangible book value as of December 31, 2019 was approximately $45.9 million, or $3.20 per share, based on 14,315,586 shares of our common stock outstanding as of that date.

After giving effect to the sale of                  shares of common stock by us at the public offering price of $         per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2019 would have been $         million, or $         per share. This represents an immediate increase in net tangible book value of $         per share to existing stockholders and immediate dilution of $         per share to investors in this offering, as illustrated by the following table:

Public offering price per share		$
Net tangible book value per share as of December 31, 2019	$
Increase in net tangible book value per share attributable to investors participating in this offering

As adjusted net tangible book value per share after giving effect to this offering

Dilution per share to investors in this offering		$

If the underwriter exercise in full its option to purchase up to                      additional shares from us at the public offering price of $         per share, the as adjusted net tangible book value per share after this offering would be $         per share, the increase in net tangible book value per share to existing stockholders would be $         per share and the dilution to new investors purchasing shares in this offering would be $         per share.

The number of shares of common stock to be outstanding immediately after this offering is based on 14,315,586 shares outstanding as of December 31, 2019 and excludes:

•	222,400 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2019 under our equity incentive plans, with a weighted-average exercise price of $22.16 per share;

•	1,045,562 shares of common stock issuable upon vesting of restricted stock units as of December 31, 2019 under our equity incentive plans;

•	192,215 shares of common stock issuable upon vesting of restricted stock units granted after December 31, 2019 under our equity incentive plans;

•	703,993 shares of common stock available for future issuance under our 2019 Equity Incentive Plan; and

•	544,278 shares of common stock available for future issuance under our 2004 Employee Stock Purchase Plan.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our common stock in this offering will experience further dilution. In addition, we may offer other securities in other offerings due to market conditions or strategic considerations. To the extent we issue such securities, you may experience further dilution.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or the Code, have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, or the IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement and the accompanying prospectus.

This discussion applies only to non-U.S. holders that hold shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxation. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, governmental organizations, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders subject to the alternative minimum tax or the Medicare contribution tax on net investment income, holders that are subject to the special tax accounting rules of Section 451(b) of the Code, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

Distributions on our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or other Disposition of our Common Stock.” Any such distribution will also be subject to the discussion below regarding effectively connected income, backup withholding and FATCA withholding.

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of dividends or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected earnings and profits of a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or other Disposition of our Common Stock

Subject to the discussion below regarding backup withholding, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

•

the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our Common Stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

•

our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period of our common stock, if shorter) a “United States real property holding corporation” for U.S. federal income tax purposes. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market during the calendar year in which the disposition occurs, only a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock will be subject to U.S. federal income tax on the disposition of our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 24%) with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if such holder establishes an exemption by certifying his, her or its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form), provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder establishes an exemption by certifying his, her or its status as a non-U.S. holder and satisfies certain other requirements. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and other administrative guidance issued thereunder, commonly referred to as “FATCA”, generally impose a U.S. federal withholding tax of 30% on dividends on stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. The U.S. Treasury Regulations proposed in December 2018 eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of our common stock, and may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and the non-U.S. holder’s country of residence may modify the requirements described in this paragraph.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Piper Sandler & Co. as the sole bookrunning manager. We have entered into a firm commitment underwriting agreement with Piper Sandler & Co., the underwriter named below.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent, including approval of legal matters by its counsel. The underwriter has the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of shares of our common stock listed opposite its name below.

Underwriter	Number of Shares
Piper Sandler & Co.

Option to Purchase Additional Shares

We have granted the underwriter an option to buy up to                     additional shares of common stock from us. The underwriter may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts and Commissions

The underwriter has advised us that it proposes to offer the common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement. The underwriter proposes to offer the shares to certain dealers at the same price less a concession of not more than $             per share. After the offering, these figures may be changed by the underwriter.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriter to us per share of common stock. The following table shows the per share and total underwriting discount to be paid by the underwriter in connection with this offering, assuming either no exercise and full exercise of the option to purchase additional shares:

Total
	Per Share	Without Option	With Option
Public offering price		$	$
Underwriting discounts and commissions		$	$
Proceeds, before expenses, to us		$	$

We estimate that the total fees and expenses payable by us, excluding underwriting discount, will be approximately $            , which includes $100,000 that we have agreed to reimburse the underwriter for the fees incurred by them in connection with the offering.

Indemnification of Underwriter

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our directors and executive officers are subject to lock-up agreements that prohibit us and them from offering, selling, contracting to sell, granting any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lending or otherwise transferring or disposing of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or other capital stock for a period of at least 90 days following the date of this prospectus supplement without the prior written consent of Piper Sandler & Co.

The lock-up agreements do not prohibit our directors and executive officers from transferring shares of our common stock for bona fide gifts or by will, or for estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms. The lock-up provisions do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement. The lock-up provisions do not prevent us from selling shares to the underwriter pursuant to the underwriting agreement, or from granting options to acquire securities under our existing stock option plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CUTR.”

Price Stabilization, Short Positions and Penalty Bids

To facilitate the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in the common stock for their own account by selling more shares of common stock than we have sold to them. Short sales involve the sale by the underwriter of a greater number of shares than the underwriter is required to purchase in the offering. The underwriter may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time. The underwriter may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on The Nasdaq Global Select Market is limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on the web sites maintained by the underwriter and the underwriter may distribute prospectuses and prospectus supplements electronically.

Affiliations

From time to time in the ordinary course of its businesses, the underwriter and certain of its affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada

The common stock may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Germany

Each person who is in possession of this prospectus is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the Act) of the Federal Republic of Germany has been or will be published with respect to the shares of our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the Act with respect to any of the shares of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.

Hong Kong

The common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common stock pursuant to an offer made under Section 275 of the SFA except:

(a)

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(b)	where no consideration is or will be given for the transfer; or

(c)	where the transfer is by operation of law.

Switzerland

The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common stock.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The common stock may not be offered to the public in the UAE and/or any of the free zones.

The common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.

persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.

the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California. Certain legal matters in connection with this offering will be passed upon for the underwriter by K&L Gates LLP, Irvine, California.

EXPERTS

The financial statements and schedule as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, that file electronically with the SEC. The address of that website is www.sec.gov.

Our web site address is www.cutera.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended. The accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

•	Our Annual Report on Form 10-K, or our 2020 Annual Report, for the fiscal year ended December 31, 2019 filed on March 16, 2020 and the Form 10-K/A filed on April 13, 2020;

•	Exhibit 4.2 to our 2020 Annual Report;

•	Our Current Report on Form 8-K filed on February 4, 2020; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 22, 2004, pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Cutera, Inc.

3240 Bayshore Blvd

Brisbane, California 94005

(415) 657-5500

We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports on the Investor Relations section of our website, www.cutera.com.

PROSPECTUS

$75,000,000

Cutera, Inc.

By this prospectus, Cutera may offer, from time to time:

•	Common Stock
•	Preferred Stock
•	Depositary Shares
•	Warrants
•	Debt Securities
•	Subscription Rights
•	Units

All of the securities listed above may be sold separately or as units with other securities.

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, either individually or as units comprising one or more of the other classes of securities, up to an aggregate amount of $75,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See the section titled “Plan of Distribution.”

Our common stock is listed on The NASDAQ Global Select Market under the symbol “CUTR”. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial price to the public; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Summary

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Cutera,” “the Company,” “we,” “us” and “our” in this prospectus refer to Cutera, Inc., and its subsidiaries.

Cutera, Inc.

Overview

We are a global provider of laser and energy-based aesthetic systems for practitioners worldwide. We design, develop, manufacture, distribute and market light and energy-based product platforms for use by physicians and other qualified practitioners, enabling them to offer safe and effective aesthetic treatments to their customers. In addition, we distribute third-party manufactured skincare products. We currently offer easy-to-use products based on the following key platforms: enlighten, excel HR, truSculpt, excel V, xeo, JulietTM, and SecretTM RF—each of which enables physicians and other qualified practitioners to perform safe and effective aesthetic procedures, including treatment for body contouring, skin resurfacing and revitalization, tattoo removal, removal of benign pigmented lesions, vascular conditions, hair removal, toenail fungus and women’s health. Our platforms are designed to be easily upgraded to add additional applications and hand pieces, which provide flexibility for our customers as they expand their practices. Our ongoing research and development activities primarily focus on developing new products, as well as improving and enhancing our portfolio of existing products. We also explore ways to expand our product offerings through alternative arrangements with other companies, such as distribution arrangements. We introduced Juliet, a product for women’s health, in December 2017, Secret RF, a fractional RF microneedling device for skin revitalization, in January 2018, enlighten SR in April 2018, truSculpt iD in July 2018, excel V+ in February 2019 and truSculpt flex in June 2019.

A summary of the features of our primary platforms is as follows:

•

truSculpt flex – In June 2019, we introduced the truSculpt flex for the muscle-sculpting market. This product is a bio-electrical muscle stimulation device designed to strengthen, firm and tone the abdomen, buttocks, and thighs, and can treat patients at all fitness levels. The truSculpt flex includes a consumable hand piece that needs to be “refilled” after a set number of treatments are performed, resulting in recurring revenue.

•

truSculpt iD –In July 2018, we introduced a hands-free version of our truSculpt platform, the truSculpt iD, for the non-surgical body sculpting market. The product includes consumable cycles that need to be ordered by the practitioner after a set number of treatments are performed, resulting in recurring revenue. This product is a high-powered RF system designed for body contouring, lipolysis and deep tissue heating, and is able to treat all body and skin types.

•	Juliet – In December 2017, we introduced the Juliet laser for women’s intimate health. Juliet is a versatile multi-application platform utilizing an Er:YAG laser with the 2940 nm wavelength.

•

Secret RF – In January 2018, we introduced a new fractional radio frequency, or RF, microneedling device that delivers heat into the deeper layers of the skin using controlled RF energy. The targeted energy revitalizes, rebuilds and firms up tissue, effectively remodeling collagen, improving mild wrinkles and diminishing scars while leaving the outer layer of skin intact, minimizing downtime.

•

enlighten – In December 2014, we introduced the enlighten laser platform with a dual wavelength (1064 nanometer, or “nm” + 532 nm) and in December 2016, we introduced a three wavelength model (1064 nm + 532 nm + 670 nm), enlighten III. The enlighten system is a dual pulse duration (750 picosecond, or “ps,” and 2 nanosecond, or “ns”) laser system and is cleared for multi-colored tattoo removal and for the treatment of benign pigmented lesions and acne scars. In 2018, we introduced an expanded performance enlighten III and in April 2018, we introduced enlighten SR, which is a lighter version of enlighten with reduced optical performance. Clinical studies were conducted to support an FDA clearance in October 2018 for treatment of acne scars on patients with Fitzpatrick skin types II-V when used with the Micro Lens Array hand piece attachment.

•

excel HR – In June 2014, we introduced the excel HR platform, a premium hair removal solution for all skin types, combining our proven long-pulse 1064 nm Nd:YAG laser and a high-power 755 nm Alexandrite laser with sapphire contact cooling.

•

excel V+ – In February 2019, we introduced the excel V+, a new iteration of the excel V vascular platform originally introduced in 2011. The excel V+, is a high-performance, vascular and benign pigmented lesion treatment platform designed specifically for the core-market of dermatologists and plastic surgeons. The excel V+ has 50% more power than its predecessor and provides a greater range of parameters for faster more customizable treatments. The excel V and excel V+ are solid-state laser platforms providing a combination of the 532 nm green laser with 1064 nm Nd:YAG technology, to provide a single, compact and efficient system that treats the entire range of cosmetic vascular and benign pigmented lesion conditions.

•

xeo – In 2003, we introduced the xeo platform, which combines intense pulsed light technology with laser applications in a single system. The xeo is a multi-application platform which allows our customers to purchase hand piece applications for the removal of unwanted hair, treatment of vascular lesions, and skin revitalization by treating discoloration, fine lines and laxity.

In addition to the above mentioned eight primary systems, we continue to generate revenue from our legacy products such as GenesisPlus, CoolGlide, and the distribution of skincare products, a product manufactured by a third-party, and sold in the Japanese market produced by our distribution partner, ZO. We also generate revenue from the sale of post-warranty services, as well as the sales of Titan hand piece refills.

We offer our customers the ability to select the systems and applications that best fit their practice and to subsequently upgrade their systems to add new applications. This upgrade path allows our customers to cost-effectively build their aesthetic practices and provides us with a source of incremental revenue.

Impact of COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin.

In March 2020, WHO declared the COVID-19 coronavirus a pandemic, based on the rapid increase in exposure globally. The coronavirus pandemic is negatively affecting the United States and global economies. As the COVID-19 outbreak continues to spread, and governmental authorities order quarantines, shelter-in-place, and similar mandates (“Governmental Mandates”), or the perception that such Governmental Mandates or other restrictions on the conduct of business operations could occur, related to the COVID-19 outbreak, it has affected and we expect it will continue to affect our operations and those of third parties on which we rely, including causing disruptions in our supply chain and contract manufacturing operations. The extent of the COVID-19 impact on our supply chain and our future revenues is difficult for us to quantify at this time. We currently have inventory on hand to meet our forecasted demand for the next 90-120 days, but we must be able to continue to have access to our supply chain to meet demand beyond that period.

During the second half of our first quarter of 2020, we have experienced decreasing levels of customer demand for our products. As a result of COVID-19, some of our customers are being required to shelter-in-place and are not working. In cases where our customers are working, they are performing fewer procedures. When they are performing procedures, customers are mostly focused on medically necessary procedures that should not be delayed. Non-urgent, non-essential procedures are getting cancelled or delayed. As a result of fewer aesthetic procedures being performed and anxiety about the economic future, our customers may cancel orders for laser systems or will use less consumables. Some of our customers will feel less confident about making investments in their practices and focus on retaining their cash. As a result of cash conservation efforts by our customers, we may also encounter problems collecting on our receivables. A reduction in customer orders would reduce the amount of revenue that we expect to obtain. We expect this reduction to occur for at least in the second quarter of 2020, and perhaps for the remainder of 2020, but its extent cannot be quantified at this time. The aforementioned factors and trends may also impact demand for our service contracts. Our customers’ patients are also feeling the economic impact of the current epidemic. Elective aesthetic procedures are less of a priority than other items for those patients that have lost their jobs, are furloughed, have reduced work hours or have to allocate their cash to other priorities. We expect that many of the patients of our customers will return slowly as the economic environment improves and revenue from our customers will begin to improve again as a result of the economic conditions improving and more procedures being performed.

We may also need to limit operations or implement limitations, and may experience limitations in employee resources. Governmental Mandates related to COVID-19 or other infectious diseases have impacted and we expect them to continue to impact our personnel and personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which would disrupt our supply chain and/or reduce our margins. For instance, on or about March 16, 2020, the Health Officers of the counties of San Francisco, Santa Clara, San Mateo, Marin, Contra Costa and Alameda, where our headquarters and manufacturing facility is located, issued a mandatory shelter-in-place order that also ordered the shutdown of our facility in Brisbane, California. While we have continued to operate with remote employees and essential employees on site, an extended implementation of this Governmental Mandate could impact our ability to operate effectively and conduct ongoing future manufacturing or research and development. In assessing our own cash conservation options we may have to reduce our employees’ work hours, furlough employees or implement a reduction-in-force. We may also solicit voluntary leaves of absence from our employees as we implement cash conservation strategies. Our ongoing operations may be impacted as a result of employees assuming additional roles and responsibilities within our organization and we would have fewer resources available to run our operations, which would reduce our expenses but could also negatively impact our business operations and revenue as a result. We may also encounter voluntary departures of key employees due to any of the foregoing actions that we undertake.

The ultimate impact of coronavirus is highly uncertain and subject to change. This impact could have a material, adverse impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. We do not yet know the full extent of potential delays or impacts on its business, financial condition and results of operations. Additionally, while the potential economic impact brought by, and the duration of, the coronavirus pandemic is difficult to assess or predict, the impact of the coronavirus on the global financial markets may reduce the our ability to access capital, which could negatively impact our short-term and long-term liquidity and our ability to operate on a timely basis, or at all.

In the meantime, we have taken steps to take care of our employees, including providing the ability for employees to work remotely and implementing strategies to support appropriate social distancing techniques for future interactions. We are also assessing our business continuity plans in the context of this pandemic.

On March 27, 2020, Congress enacted the Coronavirus Aid, Relief, and Economic Security (CARES) Act to provide certain relief as a result of the COVID-19 outbreak. The primary provisions of the CARES Act applicable to the Company include 1) compensation, benefits, and payroll relief for employers, 2) certain amendments to Section 163(j) for taxable years beginning in 2019 and 2020, and 3) net operating loss carrybacks permitted for taxable years beginning in 2018 and before 2021. The Company is currently evaluating how to avail itself of the benefits of the CARES Act and how it may impact the Company’s financial position, results of operations and cash flows.

Corporate Information

We were incorporated in Delaware in August 1998 as Acme Medical, Inc. We changed our name to Altus Medical, Inc. in July 1999, and to Cutera, Inc. in January 2004. Our principal executive offices are located at 3240 Bayshore Blvd., Brisbane, California 94005. Our telephone number is (415) 657-5500. Our website is located at www.cutera.com. The information contained on our website is not a part of this prospectus.

Our material registered and unregistered trademarks include: Cutera®, AccuTip®, CoolGlide®, CoolGlide excel®, enlighten®, excel HR®, excel V®, excel V+®, LimeLight®, MyQ®, Pearl®, PicoGenesis™, ProWave®, Solera®, Titan®, truSculpt®, truSculpt® flex, Vantage®, and xeo®. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus or applicable prospectus supplement appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

The Securities We May Offer

We may offer up to $75,000,000 of common stock, preferred stock, depositary shares, warrants, debt securities, subscription rights and units in one or more offerings and in any combination.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock and Depositary Shares

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, depositary shares or depositary receipts nor are any shares of our preferred stock, depositary shares or depositary receipts presently outstanding.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of debt. We may issue debt securities that are convertible into shares of our common stock.

The debt securities we may issue will be issued under an indenture between us and a trustee to be specified in an accompanying prospectus supplement in one or more series established in or pursuant to a board resolution and set forth in an officer’s certificate or a supplemental indenture. We have summarized the general features of the debt securities to be governed by the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

Subscription Rights

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Units

We may issue units comprising one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section titled “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K, all of which are incorporated herein by reference, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “goal,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not unduly rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, expenditures to conduct or sponsor clinical studies and trials, other corporate expenses and acquisitions of complementary products, technologies or businesses. However, we do not have agreements or commitments for any specific acquisitions at this time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business, the progress of our development and commercialization efforts and the status and results of our clinical trials, as well as any collaborations that we may enter into with third parties and any unforeseen cash needs. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock as set forth in our amended and restated certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws. For a complete description of our capital stock, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and to the applicable provisions of Delaware law. Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share.

Common Stock

Outstanding Shares

As of March 10, 2020, there were 14,416,483 shares of common stock outstanding. Our board of directors is authorized, without stockholder approval, to issue additional shares of our capital stock.

Dividend Rights and Policy

Subject to preferences that may be applicable to any then outstanding convertible preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

We have never declared or paid cash dividends on any of our capital stock. We currently intend to retain all available funds and any future earnings, if any, for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying cash dividends in the foreseeable future. In addition, we may become subject to covenants under future debt arrangements that place restrictions on our ability to pay dividends. The payment of dividends, if any, will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

Voting Rights

Pursuant to our amended and restated certificate of incorporation, each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of our common stock, as such, shall not be entitled to vote on any amendment to our amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our amended and restated certificate of incorporation. Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, corporate actions can generally be taken by a majority of our board and/or stockholders holding a majority of our outstanding shares, except as otherwise indicated in the section entitled “Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws,” where certain amendments to our amended and restated certificate of incorporation and amended and restated bylaws require the vote of at least two-thirds of our then outstanding voting securities. Additionally, our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a plurality of the votes cast at a meeting of stockholders will be able to elect all of the directors then standing for election.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued pursuant to this offering, when paid for, will be fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock by us could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Stock Options, Restricted Stock Units and Performance Stock Units

As of March 10, 2020, there were approximately 264,097 shares of our common stock issuable upon exercise of outstanding stock options, at a weighted-average exercise price of approximately $24.91 per share, 1,176,326 shares of common stock subject to outstanding restricted stock unit awards and 76,157 shares of common stock subject to outstanding performance stock unit awards.

Employee Stock Purchase Plan

As of March 10, 2020, 544,278 shares of our common stock were available for sale under our 2004 Employee Stock Purchase Plan.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) voting stock owned by persons who are directors and also officers, and (2) voting stock owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Board of directors vacancies. Our amended and restated certificate of incorporation and our amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Stockholder action; special meeting of stockholders. Our amended and restated bylaws provide that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock is not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, the Chairman of our Board of Directors, our Chief Executive Officer or our President (in the absence of a Chief Executive Officer), thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

•	Directors removed only for cause. Our amended and restated bylaws provide that stockholders may remove directors only for cause.

•

Amendment of charter provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation would require approval by a majority of our board of directors and the holders of at least two-thirds of our then outstanding voting securities.

•

Issuance of undesignated preferred stock. Our board of directors will have the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited. The transfer agent and registrar’s address is 8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado, 80129. Our shares of common stock are issued in uncertificated form only, subject to limited circumstances.

Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “CUTR.”

DESCRIPTION OF THE DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock. The prospectus supplement relating to a particular issue of depositary shares will include, if applicable, a discussion of material U.S. federal income tax considerations.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrants. These descriptions do not restate those warrants in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable warrants because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the forms of the relevant warrants, which will be filed with the SEC promptly after the offering of warrants and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF THE DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities we may issue. The debt securities we may issue will be issued under an indenture between us and a trustee to be specified in an accompanying prospectus supplement (the “trustee”) in one or more series established in or pursuant to a board resolution and set forth in an officer’s certificate or a supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus, including, without limitation, whether the debt securities will be senior or subordinated debt securities. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. We have summarized certain terms and provisions of the indenture below. The summary is not complete. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture and officer’s certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In this description of the debt securities, the words “we,” “us,” or “our” refer only to Cutera, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indenture. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated and if such debt securities are subordinated, the subordination provisions applicable to such series of debt securities;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•

the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any redemption provisions at our option and any applicable redemption prices associated with these provisions;

•

any obligation by us to redeem or repurchase any debt securities pursuant to any sinking fund or similar provision or any redemption or repurchase at the option of the holder and any applicable redemption or repurchase terms and conditions and prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•

if the principal, premium or interest on debt securities is payable at our option or the holder thereof in one or more currencies or currency units other than those in which debt securities are payable, the currency or currency units in which the principal, premium or interest on the debt securities as to which such election is made shall be payable and the terms and conditions associated with these provisions;

•

the percentage of the principal amount at which the debt securities may be issued, and if other than the entire amount, the portion of the principal amount that will be payable upon acceleration of maturity;

•

if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions, including the terms and conditions associated with these provisions;

•

whether the debt securities will be issuable in the form of a global security, the depositary for any such global security, the form of legends for any global security and the terms for exchanging any such global security into a definitive registered debt security;

•	any change in the right of the trustee or the requisite percentage of holders to declare the principal amount due and payable upon an event of default;

•	any deletion, addition or change in the events of default or covenants or other provisions applicable to the series of debt securities, or any that are not applicable to the series of debt securities;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any provisions relating to guaranties for the debt securities and any circumstances under which there may be additional obligors;

•	any provisions granting special rights to holders when a specified event occurs;

•	any provision with respect to any special interest premium or other premium;

•	any special tax provisions that apply to the debt securities;

•	with respect to the debt securities that do not bear interest, the dates for any required reports to the applicable trustee;

•	any and all additional, eliminated or changed terms that will apply to the debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion of the debt security being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will initially be designated as our paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly-leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than to one or more of our subsidiaries), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indenture:

(1)	we fail to pay principal of or any premium or the redemption price on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

(5)	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest thereon, if any, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest thereon, if any, will automatically become immediately due and payable. Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 360 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (1) 0.25% of the principal amount of such series of debt securities for the first 180 days after the occurrence of such event of default and (2) 0.50% of the principal amount of such series of debt securities from the 181st day to, and including, the 360th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 361st day after such event of default (if such violation is not cured or waived prior to such 361st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the trustee and we may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indenture for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	to evidence the succession of another person to our company, or successive successions, and the assumption by any such successor of our covenants in the indenture in compliance with the indenture;

•	adding covenants for the benefit of holders of the debt securities of a series or surrendering any right or power conferred upon us;

•	adding events of default for the benefit of holders of all or any series of debt securities;

•

making certain changes to facilitate the issuance of the debt securities in registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (1) shall neither (a) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of the holder of any such security with respect to such provision or (2) shall become effective only when there is no such debt security outstanding;

•	securing the debt securities of a series, including provisions regarding the circumstances under which collateral may be released and substituted;

•	providing for guaranties of, or adding additional obligors on, the debt securities of a series;

•	to establish the form or term of debt securities as permitted by the indenture;

•	providing for a successor trustee or additional trustees;

•	conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

•	curing any ambiguity, defect or inconsistency (or to make any other provisions with respect to matters or questions arising under the indenture;

•

supplementing any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the debt securities of a series, provided that such action shall not adversely affect the interest of the holders of such series of debt securities in any material respect;

•

make such other provisions in regard to matters or questions arising under the indenture or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

•	comply with requirements of the SEC in order to effect or maintain the qualifications of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any premium payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount debt security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment after the stated maturity (or in the case of redemption, on or after the redemption date);

•

modify any of the provisions relating to the percentage in principal amount outstanding of debt securities of a series which must consent to an amendment, supplement or waiver or consent to take any action, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of such series affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder of the debt securities of a series with respect to changes in the references to “the Trustee” and concomitant changes relating to such percentage in principal amount outstanding of debt securities of a series which must consent to any such amendment, supplement or waiver or consent to take action, or the deletion of this proviso, in accordance with the requirements of providing for a successor trustee or additional trustees; or

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

The indenture contains a provision that permits us to elect either or both of the following:

•

we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indenture and the debt securities of each series will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indenture or any supplemental indentures. The indenture provides that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indenture and the issuance of the debt securities of such series.

Regarding the Trustee

The indenture limits the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees, and other items constituting underwriters’ or agents’ compensation;

•	any initial price to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) in the manner described below under “—At-the-Market Offerings.”

We may issue to the holders of our common stock, on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of common stock pursuant to this prospectus, underwriters may have an option to purchase additional shares of common stock from us. We will provide information regarding any such option to purchase additional shares of common stock from us in the applicable prospectus supplement. The underwriters may change from time to time any initial price to the public and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These transactions may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and schedule as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.cutera.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020 (the “2020 Annual Report”);

•	Exhibit 4.2 to our 2020 Annual Report;

•	our Current Report on Form 8-K filed with the SEC on February 4, 2020; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on March 22, 2004, pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Cutera, Inc.

3240 Bayshore Blvd.

Brisbane, California 94005

Attention: Secretary

You may also access the documents incorporated by reference in this prospectus through our website at www.cutera.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Common Stock

Prospectus Supplement

Piper Sandler & Co.

                     , 2020